UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 28, 2006

FIIC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33339	20-4397836
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Bethel Road, 1st Floor, Columbus, Ohio 43220
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(614) 451-5030

Nicklebys.com, Inc.
650 South Cherry Street, Suite 310, Denver, Colorado 80246
(formerly 3179 South Peoria Court, Aurora, Colorado 80014)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

RESTATEMENT OF FINANCIAL STATEMENTS

This Amendment No. 2 on Form 8-K/A, which amends and restates items identified below with respect to the Form 8-K, filed by FIIC Holdings, Inc. (“we” or “the Company”) with the Securities and Exchange Commission (the “SEC”) on March 6, 2006 (the “Original Filing”) and amended March 7, 2006, is being filed to reflect the restatement of our financial statements for the fiscal year ended December 31, 2005, including amendment of the pro forma financial information included to reflect the restated historical financial information.

As previously announced, on May 26, 2006, our management concluded that the Company’s previously filed financial statements as of and for the year ended December 31, 2005, should no longer be relied upon as a result of the Company erroneously recording warrants issued in connection with certain convertible debt securities. This conclusion was based upon conversations between the Company’s current independent auditors (Russell Bedford Stefanou Mirchandani LLP), the auditors of the December 31, 2005 financial statements (Schoonover Boyer +  Associates), its Chief Financial Officer and its Chief Executive Officer during the preparation of the Company’s unaudited condensed financial information to be included in the Company’s Quarterly Report on Form 10-QSB for the period ended March 31, 2006. During this process, management and the Board of Directors of the Company were alerted to the facts and circumstances regarding the errors in accounting for the warrants issued in connection with the previously issued convertible debt. Authorized officers of the Company discussed this matter with the Company's independent public accounting firm who agreed that the Company's previously issued financial statements described above could not be relied upon and needed to be restated. See “Note 12 - Certain Common Stock Warrants - Restatement” in the Notes to Financial Statements for further details.

This Form 8-K/A only amends and restates certain information in Items 2.01 (Risk Factors), 2.02 (Start-Up Plan), and Item 9.01 (Financial Statements) of the Original Filing, in each case solely as a result of and to reflect the restatement. Except for the foregoing amended and restated information, this Form 8-K/A continues to describe conditions as of the date of the Original Filing, and the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the Original Filing, or to modify or update those disclosures affected by subsequent events. Among other things, forward-looking statements made in the Original Filing have not been revised to reflect events, results or developments that have occurred or facts that have become known to us after the date of the Original Filing (other than the restatement), and such forward-looking statements should be read in their historical context. This Form 8-K/A should be read in conjunction with the Company’s filings made with the SEC subsequent to the Original Filing, including any amendments to those filings.

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2006, concurrent with the closing of the Merger (as defined in Item 2.01 below), FIIC Holdings, Inc. (within this Item 1.01, the “Registrant” or “FIIC”) entered into a securities purchase agreement with Oceanus Value Fund, L.P. (“Oceanus”), pursuant to which it issued a $350,000 Senior Secured Convertible Promissory Note bearing annual interest at 12% (the “NBYS Note”) and a warrant to purchase 890,995 shares of the Registrant’s common stock (the “NBYS Warrant”). The Registrant issued the NBYS Note and NBYS Warrant in exchange for the $350,000 Senior Secured Promissory Note previously issued by FIIC, Inc. to Oceanus in November 2005. We refer collectively to the issuance of the FIIC Note and the issuance of the NBYS Note and NBYS Warrant as the Bridge Financing. Immediately subsequent to execution of the securities purchase agreement and the issuance of the NBYS Note, the parties executed an amendment to the securities purchase agreement, extending the term of the NBYS Note, providing for partial repayment of the NBYS Note and releasing certain pledge agreements entered into in support of the NBYS Note.

The principal balance of $92,000 due on the amended NBYS Note is due and payable on the earlier of May 29, 2006 or the Registrant’s receipt of equity or debt financing in excess of $500,000. If the Registrant receives such financing prior to May 29, 2006, the Registrant must pay Oceanus the lesser of 50% of the amount of the financing or the balance owed on the note, including interest. Alternately, Oceanus may elect to convert the NBYS Note to shares of the Registrant’s common stock at any time at a rate of $1.00 per share, including accrued and unpaid interest. If the note remains unpaid and unconverted at such time that the closing price for the Registrant’s common stock equals or exceeds $3.00 per share for 20 consecutive trading days on the OTCBB, the trading volume for the common stock has been at least $250,000 per day for the 20 consecutive trading day period, and the shares allocated for the conversion are freely tradeable pursuant to an effective registration statement or Rule 144(k), then the note shall automatically convert at a rate of $3.00 per share.

In conjunction with the execution of the securities purchase agreement, the Registrant also executed a security agreement in favor of Oceanus pledging all of its existing and hereafter acquired assets, including its license for the FIIC Database Content and Technology, as security for the NBYS Note and FIIC, Inc. provided a subsidiary guaranty. In addition, 10 former FIIC, Inc. stockholders, including certain directors, officers and affiliates of the Registrant, executed pledge agreements guarantying the obligations under the NBYS Note with an aggregate 4,761,000 shares of their common stock of the Registrant received in the Merger. However, pursuant to the terms of the amendment, all but one of these agreements were immediately released. 571,000 shares held by James W France, Jr., the Registrant’s President, Chief Executive Officer and director, remain subject to a pledge agreement.

Upon completion of the Merger and the execution of the securities purchase agreement, the Registrant also triggered its assumed obligation to issue FIIC, Inc.’s bridge financing consultant, Bridgewater Capital Corporation, a warrant to purchase 35,000 shares of the Registrant’s common stock at $1.00 per share.

Item 2.01 Completion of Acquisition or Disposition of Assets.

OVERVIEW

FIIC Holdings, Inc. (“FIIC”), which operates through its wholly-owned subsidiary FIIC, Inc., is an organizational stage company in the process of establishing itself as an insurance holding company. To conduct its business, FIIC is forming and capitalizing three affiliated operating entities, including a Risk Retention Group to write insurance policies, an Agency Captive insurance company to provide reinsurance, and a Master Group Agency providing operations services to the other two insurance entities. FIIC has an exclusive license to access and use a proprietary set of underwriting data and standards, known as the FIIC Underwriting Data and Standards, and an associated web-based interface, collectively known as the FIIC Database Content and Technology. Through the planned insurance entities, FIIC intends to use this proprietary information and technology to underwrite a new form of insurance policy, designated as an Investor Protection policy, designed and intended to bolster investment in new and growing businesses by insuring businesses, which will then name their investors as beneficiaries, against certain kinds of business failure. FIIC’s objective is to provide a stable investment environment for small business investors through the strict application of its underwriting criteria.

On July 19, 2005, Nicklebys.com, Inc. (within this Item 2.01, the “Registrant” or “Nicklebys”), the Registrant’s wholly-owned subsidiary Nicklebys Acquisition Corp. (“Merger Sub”) and certain existing stockholders of the Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) with FIIC, Inc., pursuant to which the Merger Sub would merge with and into FIIC, Inc., with FIIC, Inc. being the surviving corporation (the “Merger”). Upon closing of the Merger on February 28, 2006, FIIC, Inc. became a wholly-owned subsidiary of the Registrant, the Registrant changed its name to FIIC Holdings, Inc. and reincorporated in the State of Delaware.

PRINCIPAL TERMS OF THE MERGER

Immediately prior to the Merger, the Registrant effectuated a 1-for-2.00317 reverse stock split of its common stock. At the Effective Time of the Merger (as defined in the Merger Agreement), Merger Sub was merged with and into FIIC, Inc., the separate existence of Merger Sub ceased, and FIIC, Inc. continued as the surviving corporation at the subsidiary level. The Registrant issued shares of its common stock on a one-for-one basis to the stockholders of FIIC, Inc. in exchange for 100% of the issued and outstanding shares of common stock of FIIC, Inc. Additionally, the Registrant assumed all outstanding warrants to purchase shares of FIIC, Inc.’s common stock and notes convertible into shares of FIIC, Inc.’s common stock on the same terms and conditions as previously issued by FIIC, Inc. The Registrant also issued a new convertible senior secured promissory note in exchange for FIIC, Inc.’s existing outstanding senior secured promissory note from its November 2005 Bridge Financing (see Item 1.01 above and “The Bridge Financing” below) and executed an amendment to the related securities purchase agreement. Further to the Merger, the Registrant assumed the FIIC 2005 Stock Option, Deferred Stock and Restricted Stock Plan (the “FIIC 2005 Plan”) as its stock option plan.

Further to the Merger, the Registrant also canceled 500,000 shares of its pre-split common stock held by shareholders Scott Thornock, Bruce Capra, Paul Zueger, Michael Tanner, and James Watson (collectively, the “NBYS Canceling Shareholders”), who received aggregate cash consideration of $200,000 from FIIC, Inc. for the cancellation of these shares. The Registrant distributed the remaining Nicklebys’ assets held prior to the Merger to Mr. Capra, in exchange for cancellation of a certain debt owed to Mr. Capra by Nicklebys prior to the effective date of the Merger Agreement. These assets, all of which were works of art which Nicklebys failed to sell during the liquidation of its inventory, have been deemed unsaleable on Nicklebys’ financial statements. FIIC, Inc. also has provided the Registrant approximately $87,000 for the satisfaction of Nicklebys’ remaining pre-Merger liabilities, and shall cover up to an additional $13,000 of Nicklebys’ closing costs post-Merger. Immediately after the closing of the Merger, the Registrant reincorporated from the State of Colorado to the State of Delaware and changed its corporate name to FIIC Holdings, Inc.

Immediately prior to the closing of the Merger, FIIC, Inc. had outstanding 12,668,377 shares of common stock, warrants to purchase 2,291,384 shares of common stock and notes convertible into at least 1,661,538 shares of common stock. Immediately after the closing of the Merger and the amended Bridge Financing, the Registrant has 13,866,983 outstanding shares of common stock, warrants to purchase 3,217,379 shares of common stock, and notes convertible into at least 1,753,538 shares of common stock.

The shares of common stock of the Registrant are now listed for quotation on the Over-the-Counter Bulletin Board under the symbol “FIIH.OB” to reflect the recent corporate name change.

THE SHARE CANCELLATION

Concurrent with the execution of the Merger Agreement, FIIC, Inc. and the NBYS Canceling Shareholders entered into an Escrow and Share Cancellation Agreement dated July 19, 2005 whereby the NBYS Canceling Shareholders agreed to cancel an aggregate 500,000 pre-split shares of the Registrant’s outstanding common stock held by them on the effective date of the Merger. Mr. Thornock and Mr. Capra were directors, officers and principal shareholders of the Registrant and Mr. Zueger was a director of the Registrant prior to the closing of the Merger. The NBYS Canceling Shareholders deposited the stock certificates representing the shares to be cancelled (the “Cancellation Shares”) with a designated escrow agent and FIIC, Inc. deposited the $200,000 aggregate cash consideration with the escrow agent prior to the closing date of the Merger. On the closing date of the Merger, the escrowed Cancellation Shares were deemed automatically cancelled and the escrow agent distributed the $200,000, of which Thornock received the sum of $55,000, Capra received the sum of $27,500, Zueger received the sum of $7,500, Tanner received the sum of $55,000 and Watson received the sum of $55,000.

DISTRIBUTION OF ASSETS AND LIABILITIES

In connection with the closing of the Merger, Nicklebys distributed all of its remaining pre-closing assets to Mr. Capra in exchange for cancellation of a certain debt owed to Mr. Capra by Nicklebys prior to the effective date of the Merger Agreement. These assets, all of which were works of art which Nicklebys failed to sell during the liquidation of its inventory, have been deemed unsaleable on Nicklebys’ financial statements.

FIIC, Inc. also provided Nicklebys with approximately $87,000 to satisfy its pre-closing liabilities, including its remaining outstanding promissory notes totaling $13,000, including accrued interest, in favor of Mr. Thornock, Mr. Tanner, Mr. Capra and Mr. Watson, all of which were entered to obtain funds necessary to pay for professional services in support of the Merger. FIIC shall provide up to an additional $13,000 to satisfy Nicklebys’ closing costs post-Merger.

THE BRIDGE FINANCING

In August 2005, FIIC, Inc. entered a consulting agreement with Bridgewater for general business advisory and consulting services, including assisting FIIC, Inc. to locate and secure bridge financing. Subsequently, Bridgewater introduced FIIC, Inc. to Oceanus and assisted in bridge financing negotiations. In November 2005, FIIC, Inc. executed a note purchase agreement with Oceanus under which it issued a $350,000 Senior Secured Promissory Note bearing annual interest at 12% (the “FIIC Note”). On February 28, 2006, concurrent with the closing of the Merger, the Registrant entered into a securities purchase agreement with Oceanus, pursuant to which it issued the NBYS Note and NBYS Warrant (as defined in Item 1.01) in exchange for the FIIC Note, and immediately subsequently amended the terms of the securities purchase agreement to extend the term of the NBYS Note, provide for partial repayment of the NBYS Note and release certain pledge agreements entered into in support of the NBYS Note.

For additional details about the Bridge Financing, see Item 1.01 above.

THE PRIVATE PLACEMENT

In October 2004, in anticipation of the formation of FIIC and the launch of its operations, FIIC, Inc. engaged a placement agent in connection with a planned $2,500,000 private placement (the “Private Placement”) of its common stock to be conducted concurrent with the Merger process. In this capacity, the Placement Agent agreed to seek commitments from investors to purchase FIIC’s securities. The Placement Agent agreed to act as FIIC, Inc.’s agent and not on an underwritten basis. The shares of common stock are to be offered only to “accredited investors” as defined in Regulation D under the Securities Act of 1933. In exchange for the Placement Agent’s services, FIIC, Inc. agreed to pay a non-refundable retainer fee of $12,500 and a transaction fee equal to 10% of the aggregate gross proceeds received by FIIC from the sale of the securities in the Private Placement, less the retainer fee. FIIC, Inc. also agreed to issue the Placement Agent warrants to purchase a number of shares of FIIC, Inc.’s common stock equal to 10% of the number of shares sold in the Private Placement any time within five years of the completion of the Private Placement. Pursuant to the Merger Agreement, if FIIC, Inc. did not complete the Private Placement prior to the closing of the Merger, the Registrant agreed to conduct and complete the Private Placement post-Merger, and assumed FIIC, Inc.’s obligations to the Placement Agent.

FIIC ultimately launched the Private Placement concurrent with the closing of the Merger. FIIC anticipates that the net proceeds from the Private Placement, assuming the sale of securities for an aggregate $2.5 million, will be approximately $2.2 million after deducting placement agent commissions and other anticipated offering expenses, although the actual net proceeds will depend upon the actual number of securities sold by FIIC and the actual offering expenses it incurs. FIIC intends to use the net proceeds from the Private Placement to repay its outstanding short-term debt and to fund the working capital reserve account required to obtain a license from the Washington, D.C. Department of Insurance and Securities Regulation, in support of its planned application to establish a Risk Retention Group, or RRG. FIIC must successfully establish an RRG and obtain a license for the RRG before it can launch its insurance operations. Any funds received beyond those needed to repay debt and fund the regulatory working capital reserve will be used for general corporate purposes, including working capital, marketing and expanding FIIC’s technical employee base. FIIC may also use a portion of the net proceeds for the acquisition of complementary businesses, technologies or products. There are no contracts or agreements to do so, however.

THIS CURRENT REPORT IS NOT AN OFFER OF SECURITIES FOR SALE. ANY SECURITIES SOLD IN THE PRIVATE PLACEMENT WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

FIIC’S BUSINESS

Overview

FIIC Holdings, Inc. is an organizational stage company in the process of establishing itself as an insurance holding company. To conduct its business, FIIC, though its operating subsidiary FIIC, Inc., is forming and capitalizing three affiliated operating entities, including a Risk Retention Group to write insurance policies, an Agency Captive insurance company to provide reinsurance, and a Master Group Agency providing operations services to the other two insurance entities. FIIC has an exclusive license to access and use a proprietary set of underwriting data and standards, known as the FIIC Underwriting Data and Standards, and an associated web-based interface, collectively known as the FIIC Database Content and Technology. Through the planned insurance entities, FIIC intends to use this proprietary information and technology to underwrite a new form of insurance policy, designated as an Investor Protection policy, designed and intended to bolster investment in new and growing businesses by insuring businesses, which will then name their investors as beneficiaries, against certain kinds of business failure. FIIC’s objective is to provide a stable investment environment for small business investors through the strict application of its underwriting criteria. FIIC anticipates that it will primarily generate revenues from insurance premiums, but also anticipates generating revenues through sublicensing fees, agreements with strategic partners and sponsorships.

FIIC plans to market its Investor Protection policy via the internet as a business-to-business and business-to-client product, through direct sales agents, and through certain professional advisors. FIIC intends to provide each insured business and its investors a personalized, interactive experience during the insurance process, affording access to relevant data and research, updates on the status of current insured investments, and notification regarding various additional business opportunities. FIIC plans to provide regular reports on each insured business entity to investors in that entity regularly through its website.

Market Opportunity

On average from 1990-2002, 120,000 new businesses started in the United States per year, 73% of which were small businesses as defined by the regulations of the Small Business Administration (the “SBA”). Although varied slightly by Standard Industrial Classification code (“SIC code”), a “small business” generally has $500,000 or less in annual revenues and 500 or fewer employees. According to the U.S. Census Bureau Statistical Abstract of the United States (2000), business failures among new small businesses historically averaged 9 to 11%, while business failures among existing corporations averaged 1.03 to 1.22%. However, the potential for business failure, especially among new businesses, often makes it difficult for such businesses to obtain adequate working capital, in effect furthering their potential for failure. Although investment in small businesses grew rapidly from 1995 to 2000, due primarily to investment of large amounts of venture capital, this trend has reversed. After the unfortunate events of September 11, 2001 and the various scandals that have rocked the public markets in recent years, venture capital investment dropped significantly from 2000 to 2001 and continued to decline in subsequent years. Generally, investors of both equity and debt capital have become increasingly reluctant to invest in new or developing businesses, crippling the ability of entrepreneurs and growth business alike to attract needed capital. In addition, the SBA has significantly limited its small business funding over the last two years. During January 2004, it was widely reported that Congress’s inadequate funding of the SBA had caused the SBA to reject over 1,000 pending small business applications, representing just a single month’s worth of applications and about $600 million of requested capital.

Investor Protection Policy

FIIC believes that the risk assessment and investment protection needs of the financial community are not currently being adequately addressed, and seeks to leverage the demand within current investment community for better investment risk management. FIIC aims to create a less risky approach to investment in new and developing businesses by lessening the risk of capital loss by investors due to a business failure. Over the course of the last decade, James W. France, FIIC’s founder, President and Chief Executive Officer, has developed the concept for an Investor Protection Policy, designed and intended to provide a stable investment environment for small business investors in the form of a contract liability insurance policy covering the investment exposure of outside investors in operational start-up or developing small businesses against certain kinds of business failure. The ability to purchase an Investor Protection policy shall be offered to new and existing businesses, where the business and the potential outside investors meet the necessary parameters of the FIIC Underwriting Data and Standards. Although the business seeking investment shall be the policyholder, the terms and conditions of the policy shall obligate the purchasing business to assign certain policyholder rights to each qualified outside investor, subject to a contractual agreement between the business and the investor upon which issuance of the policy is contingent. In the event of a covered business failure, the insured investors would receive the payout under the policy, without having to wait to determine the post-failure value and return, if any, of their investment.

FIIC believes that the availability of its Investor Protection policy should encourage hesitant investors to actively engage in investment in small businesses, thereby bolstering investment in new and growing businesses and making increased capital more readily available to such businesses. FIIC believes that, if successful, the availability of the Investor Protection policy and FIIC’s user-friendly online underwriting process will assist new and growing businesses in developing a stronger relationship with their funding sources, in part by enabling faster funding decisions within the investment community. Further, FIIC will seek to promote market confidence by assisting investors in becoming better prepared when considering business opportunities.

FIIC Database Content and Technology

FIIC has an exclusive license from its affiliate FIIC Research & Development, LLC (“FIIC LLC”) to access and use a proprietary set of underwriting data and standards, known as the FIIC Underwriting Data and Standards, and an associated web-based interface, collectively known as the FIIC Database Content and Technology, designed to support for the underwriting process for insuring new capital invested in new and growing businesses by qualified outside investors. Through its planned insurance subsidiaries, FIIC intends to use this proprietary information and technology to underwrite its Investor Protection policies.

FIIC LLC was formed in 2000 to determine the feasibility of developing and offering an Investor Protection Policy, and eventually developed the FIIC Database Content and Technology, including the FIIC Underwriting Data and Standards. The FIIC Database Content and Technology includes a specially-designed, proprietary database of SIC classified companies, developed from multiple public sources, that identifies the success and failure rates of U.S. businesses since 1984. This information is the source for FIIC LLC’s development of business mortality tables organized by SIC Code, which form the actuarial basis for the FIIC Underwriting Data and Standards that will be central to FIIC’s planned underwriting process. In addition, the FIIC LLC Database Content and Technology includes software incorporating funding strategies and industry and segment specific risk assessment developed for consistent application of the FIIC Underwriting Data and Standards; a web interface for completion and processing of customer and investor applications and interaction with the policy sales force; and sample forms of policies, application questionnaires and promotional materials, all designed and intended to make most efficient use of the FIIC Database Content and Technology and resulting FIIC Underwriting Data and Standards and the supporting software functions.

In March 2005, FIIC LLC granted FIIC, Inc. a perpetual, worldwide license for access to and use of the FIIC Database Content and Technology, along with the right to sublicense the technology in limited circumstances. FIIC LLC is obligated to maintain and continue to develop the FIIC Database Content and Technology, while FIIC will adapt the licensed data and technology to serve its marketing and underwriting needs as they evolve. As FIIC gains additional information about various industries, business success or failure rates, and the factors influencing such rates, it will share this information with FIIC LLC to assist in the maintenance and updating of the underlying database.

Insurance Entities

To conduct its business, FIIC is forming and capitalizing three operating insurance entities:

•	Federated Investors Insurance Company Risk Retention Group (“FIIC RRG”) shall write the Investor Protection policies;

•	Federated Insurance Captive (“FIC”), an agency captive insurance company, shall provide reinsurance coverage to FIIC RRG; and

•	Federated Group Agency (“FGA”), a master group agency, shall provide operations services to FIIC RRG and FIC.

Federated Investors Insurance Company Risk Retention Group

FIIC RRG will be incorporated, domiciled and licensed in the District of Columbia and will be owned by its policyholders, the businesses purchasing the Investor Protection policies. Although the business seeking investment shall be the policyholder, the purchasing business will be obligated to assign certain policyholder rights to the each qualified outside investor, subject to a contractual agreement between the business and the investor upon which issuance of the policy is contingent.

Risk Retention Groups are insurance companies formed and operated pursuant to the federal Liability Risk Retention Act of 1986 (the “RRG Act”). The RRG Act allows homogeneous groups to establish insurance companies to write liability coverage for businesses that fall within the definition of those groups, as long as the RRG policyholders become owners of the RRG insurance company. Thus, FIIC RRG will assess a 10% subscription fee on each annual premium paid by the policyholders, and classify such fee as a capital contribution; thus ensuring that all policyholders are also owners of the Company.

Camelback Captive and Risk Management Services, Inc. (“Camelback”), a non-affiliated company specializing in the management of risk retention groups and captive reinsurance companies, will initially be responsible for the day to day management of FIIC RRG pursuant to a management agreement. To fund its required working capital reserve with the District of Columbia Department of Insurance and Securities Regulation (“D.C. DISR”), FIIC will initially provide RRG with $100,000 of cash and $400,000 in the form of a surplus note to be repaid over a five-year period, subject to the approval of the District of Columbia regulators. FIC will provide initial reinsurance support for FIIC RRG, as described below, and any additional reinsurance support required will be sought from other reinsurers approved by the District of Columbia.

Federated Insurance Captive

FIC will provide reinsurance to FIIC RRG, written initially on a quote-share basis, meaning that 50% of the net commissions on premiums collected shall be ceded to FIC from RRG, with FIIC RRG assuming 50% and FIC assuming 50% of the risk on the policy. FIC shall also be incorporated and domiciled in the District of Columbia, and will be wholly owned and operated by FGA. To fund its required working capital reserve with the D.C. DISR, FIIC will initially provide FIC with $100,000 of cash and $300,000 in the form of a surplus note to be repaid over a five-year period, subject to the approval of the District of Columbia regulators. Camelback will also initially be responsible for the day to day management of FIC pursuant to a management agreement.

Federated Group Agency

FGA was incorporated in Ohio in December 2005, is domiciled in Columbus, Ohio, and will wholly own and operate FIC. FGA will provide operations support for FIIC RRG and FIC, in conjunction with the management efforts of Camelback. FGA will provide operational support for the sales, underwriting, policy-issuance, accounting, field personnel and claims functions. FIIC intends that FGA’s key employees shall all have experience in corporate financial planning, investment banking, risk management or asset management.

Initial Target Market

Research into the potential marketability of the FIIC Investor Protection policy has centered on identifying the annual numbers of newly formed business corporations that actually commence operation, as opposed to newly formed businesses overall. Further, based on the significant business failure rate between businesses in their first year versus longer existing businesses, FIIC anticipates that by insuring a mix of new corporations and existing corporations on a 50/50 basis actual failures producing claims should only represent approximately 2% of all businesses insured by FIIC RRG.

Of the annual average 120,000 new businesses started in the United States in 1997, the Midwest region surrounding Ohio yielded slightly more than 21,000 new businesses. FIIC initially intends to target its sales efforts to new and developing small businesses in Ohio. FIIC aims to underwrite approximately 0.4%, 0.8% and 1.0% of the historical new business starts in Ohio during its first three operations years at an average premium of 10% over the amount insured and an average total investment of $250,000. FIIC anticipates initially expanding its business beyond Ohio into a 5-state region around Ohio, including Pennsylvania, Indiana, Missouri, Kentucky, and Illinois, and potentially two western states, as soon as it has initiated operations and has adequate reserves to allow sufficient underwriting in these markets. FIIC believes its business will grow primarily through increasing market penetration, eventually attracting later stage businesses seeking capital as well, and through development on additional product offerings viable for financial institutions.

Marketing Strategy

FIIC plans to market its Investor Protection policy via the internet as a business-to-business and business-to-client product, as well as through direct sales agents and by creating and leveraging relationships with various business advisors. FIIC will also reach out to entrepreneurs and investors to educate them about the availability and benefits of the Investor Protection policy.

Corporate Website

FIIC’s product-focused website will be the home page for the application for the Investor Protection policy. This website will provide access to a demonstration of the FIIC application and underwriting process and a detailed description of the Investor Protection policy. FIIC also plans to offer monthly informational features on this website, including updated financial news, announcements of periodic updates of FIIC’s product or service offerings and links to and information on FIIC’s strategic partners who can provide support services to businesses or their investors. By tracking the visits and inquiries made via this website, FIIC also intends to collect data from investors and businesses that it hopes will further facilitate its understanding of the investment community’s current and potential needs.

Direct Sales

FIIC may also take on commissioned insurance sales agents who have producer insurance licenses and experience in dealing with the insurance needs of business clients. Although approached by a sales agent, the application and underwriting process for such sales will still rely on use on FIIC’s centralized on-line process.

Press Releases

FIIC intends to use press releases to generate website traffic and inquiries regarding the Investor Protection policies. Press releases will be issued as the company reaches certain milestones, enters agreements with new strategic partners and roles out new reference information and useful links on its websites.

Application and Underwriting Process

Application Process

FIIC’s application will be readily available for review and completion on its website. The application for the Investor Protection policy will provide basic data about the applicant business, information concerning the adequacy of the business venture’s planning and funding to date, and will require representations of both management and the investors or other funding source regarding the anticipated financing structure.

When the applicant finishes the on-line application, including a Due Diligence Questionnaire about the business and its industry, the website will also request submission of a Business Plan, Management Plan, Marketing Plan and Capital Plan including Pro Forma Financials, either electronically or in hard copy. Any other related documents regarding the investment or other funding relationship, including all material contracts, agreements, organizational documents, and related materials of the entity to be insured, must also be filed with FIIC as exhibits to the policy application.

Upon submission of the application and acceptance of a nominal application fee payment, FIIC anticipates that the website technology will be programmed to automatically pull appropriate credit bureau reports and Dun & Bradstreet information on the business and its primary owner/operator. Further, FIIC anticipates that the website will trigger the licensed software from FIIC LLC to access the database of business failure data, generate several statistics based on the appropriate SIC code, including the failure rate of the applicant’s industry currently and the failure rate of the businesses within the specific SIC code currently and over time (up to 10 previous years). The licensed programming should then report out this data via e-mail to the FGA administration screen and by e-mail to the applicant. Subsequently, the licensed technology shall reduce all input and generated data points on the applicant company into four areas (basically covering business, management, marketing, and capital planning), which will be used by the underwriting committee to rate the business and approve or disapprove of issuing the policy.

Underwriting

After receipt of all requested documents a screener will review the completed application and determine if anything is missing or too weak to be reviewed further. If such information is necessary, the screener will contact the applicant by e-mail with any follow-on requests. If the application is adequate, FIIC intends to have the screener electronically send the various parts of the application to the appropriate individual underwriters. The four areas of gathered information (Business, Management, Marketing and Capital Plans) will be reviewed by in-house underwriters in each respective area of expertise. The underwriter(s) will then complete an underwriting criteria document and score the applicant. After all the underwriting scores are posted, the underwriters will use the Scoring, matching against mortality data and business judgment to set a final premium, with sign-off by the Underwriting Committee. However, if the Underwriting Committee determines the risks are too high, the applicant will be turned down at this point. Rejected applicants will receive an e-mail communication describing the underwriting evaluation summary with all pertinent information and explain why a rejection occurred. FGA will also make recommendations to the business to take appropriate steps to re-apply for future qualification.

If the application is approved, FIIC will send an e-mail report to the applicant and the website’s status board will be updated to show the approval. The applicant may then request a draft policy be provided for its use in communicating the nature and benefits of the policy to the potential investors. In order to qualify as a beneficiary under the policy, the investor(s) must enter the website and fill out an investor application, which will then be linked to the application of the business. From this application, FGA will determine if an investor(s) is or is not an accredited investor. FIIC may provide non-accredited investors as beneficiaries under an Investor Protection policy with coverage for up to $10,000 in one business, and intends to provide accredited investors coverage for up to $50,000 per business. If an investor wants to invest more he or she will have the opportunity to appeal to the Underwriting Committee via the website.

FIIC intends to audit the underwriting system regularly to ensure continued and consistent compliance with its standards. The computer system licensed from FIIC LLC self-audits to flag questionable data as part of the underwriting process.

Policy Issuance, Closing and Follow-Up

Upon satisfactory completion of both the business application and all investor applications, the investment is approved for a closing under the Investor Protection policy. Just prior to closing, FGA will electronically issue to the business the unsigned policies and subscription agreement to purchase its stock in FIIC RRG. FIIC will require that a licensed FGA representative be present at the closing of the investment transaction and that FGA receives the first year premium on the Investor Protection policy and the first year Subscription Fee from the business prior to the closing. FGA should also receive at this time final copies of all pertinent investor/business contracts. Upon closing of the investment and the policy issuance, the business applicant shall become an insured party and a shareholder-owner in FIIC RRG, while their investors become the beneficiaries of the policy.

After closing of the policy and funding of the investment, the ongoing review and field audit team activity will begin at the end of each quarter. The field audit team review of quarterly financial results will be used to set up a due diligence profile. Any critical questions are reviewed with insured business, including a customer visit by an agent or representative to discuss any potential problem areas, and this information will be given to the FGA field audit team for their review and action. If there are any significant concerns, the field audit team will contact the client and offer to consult in those areas where there are problems. This consulting is at no cost to the client, and will be covered as part of the paid insurance premium. Depending on the nature and complexity of the problem, the field audit team might recommend that a third party consultant be engaged on a fee basis to correct the problem. Targets will be set to remove any deficiencies, and if necessary, FIIC will assist the company in evaluating a potential recapitalization or bankruptcy.

Prior to the end of the fourth quarter after closing, the field audit team will prepare a recommendation to the Underwriting Committee incorporating recommendations from the independent agent or consultant(s). This recommendation will include a suggested renewal premium if the recommendation is to renew. If the recommendation is not to renew, the Underwriting Committee shall write the client with its decision, including a statement of the deficiencies that were found and the corrective actions recommended. It will also recommend that a consultant assist the client to remove those deficiencies if appropriate.

If approved for renewal by the Underwriting Committee, then FIIC will notify the business in writing. If the premium is lowered at renewal, the committee will explain its views to the client on improvements made during the year. If the premium is raised for the next year, any deficiencies contributing to the increase in premium will be noted. The renewal approval letter will also explain the renewal process to the client and the client will be asked to comment on its experience.

Claims

FIIC projects that claims on Investor Protection policies will be incurred at the rate of two percent (2%) of the total number of businesses insured (2% of policyholders). FIIC anticipates all claims will be settled on a quota-share basis with the reinsurers, split according to the quota share at time of premium recognition. In a quota share arrangement, the reinsurer accepts a stated percentage of each and every risk within a defined category of policies on a pro rata basis at a fixed and certain level of participation. FIIC intends to set conservative reserve levels in an effort to assure its ability to pay all claims. FIIC intends to maintain reserves of at least 15% of the collected premiums, to be adjusted regularly based on actual claims experience. The premium to surplus ratio will not exceed 2:1 unless approved by the appropriate regulatory agency.

Competition

The offering of investor protection insurance products is relatively new. Although conventional products are currently offered, including on-line, FIIC is not aware of any similar business insurance product to the Investor Protection policy. Although various credit unions may insure their members’ use of proceeds, credit union insurance covers only one SIC code. FIIC’s product will be insuring multiple SIC codes. Other instruments such as surety bonds and letters of credit are useful instruments yet hardly any business averaging a $250,000 investment level, FIIC’s target investment level, qualifies for these instruments. FIIC is aware of two offerings that packaged more common and basic financial instruments to provide some investor comfort, but these differed substantially in that they did not insure 100% of the investors’ principal, their claims conditions were very complicated, and the costs did not cover the provision of additional resources, oversight and referral to appropriate consultants, as is included in the premium for the FIIC Investor Protection policy.

FIIC believes that it will enjoy an initial market advantage until other insurance companies redirect resources and management to seek to become competitive with FIIC. However, FIIC believes the established relationships of its principals with various data compilation sources and industry consultants, including Dun & Bradstreet, a variety of institutions and many of the consultants or other service providers that will become its strategic partners, will allow IIC to maintain a competitive advantage. Also, based on the time and effort invested in the development of the FIIC Database Content and Technology, including the FIIC Underwriting Data and Standards, FIIC believes its exclusive license to use the this content and technology will provide it a strong foundation to compete, as other will not have immediate access to the long-term data compiled and organized specifically to support this type of insurance operation.

Other Products and Services

FIIC anticipates that it will primarily generate revenues from insurance premiums, but also anticipates generating revenues through sublicensing fees, agreements with strategic partners and sponsorships. FIIC also anticipates opening a second market product version of the FIIC system for use by banks and lenders as FIIC gains experience and market presence, and becomes a rated insurance company.

Planned Growth

Although FIIC intends to be ready and able to fully execute its business plan on its own upon the completed formation of its insurance subsidiaries, FIIC also intends to seek candidates from the insurance industry for potential mergers or acquisition in an effort to further accelerate growth, strengthen reserves and surplus, and conserve capital by potentially leveraging access to existing operations, distribution and state licensing.

Government Regulation

It is a state and federal law requirement that any company selling any insurance product must become licensed to do so. As a holding company, FIIC does not require direct licensing or certification, but its two of its three planned subsidiaries will require such regulatory approval. FGA must have at least one officer licensed to sell Property & Casualty (“P&C”) insurance; FIIC’s Vice President of Marketing, Sales and Distribution, Robert V.R. Ostrander, has obtained such licensing. In addition, James W. France just needs to pass the P&C insurance exam to become licensed. FIIC RRG will require certification from the D.C. DISR, as will FIC. Prerequisites receiving the required certifications include submission of a Plan of Operation, an actuarial Feasibility Study, and funding of a working capital reserve; FIIC has yet to complete these latter two steps towards certification for FIIC RRG and FIC. Prior to marketing in a state, FIIC must submit an application including its Feasibility Study, often with small fee, to each such state under the RRG Act. However, by law, each state must accept FIIC’s application and approve its sales activities in the state upon submission of the application. FIIC RRG and FIC will both require annual insurance audits to be submitted to the D.C. DISR as well. If FIIC RRG or FIC fails to maintain an adequate working capital reserve or maintain compliance with other aspects of the D.C. Captive Insurance Company Act of 2004, the or the RRG Act, the subsidiaries and/or FIIC may be subject to fines or penalties as severe as losing its certifications to conduct business.

Employees

Prior to February 7, 2006, FIIC had not entered any employment or other long-term compensation agreements with its executive officers or other key personnel. However, it has named executive officers, directors and key personnel, many of whom have provided services during the period of initial organization, the negotiation and consummation of the Merger and the launch of FIIC’s plan of operation. For additional detail on the Registrant’s new executive officers, directors and key personnel, see “Executive Officers, Directors and Key Employees” under Item 5.01 below.

Facilities

FIIC’s executive offices are located in Columbus, Ohio, in space leased from a related party. For additional detail, see “Related Party Transactions” under Item 5.01 below.

Legal Proceedings

FIIC is not a party to any material legal proceedings.

RISK FACTORS

Any investment in the Company’s common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this Current Report on Form 8-K before deciding whether to purchase the Company’s common stock. The Company’s business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. The trading price of the Company’s common stock could decline due to any of these risks, and an investor may lose all or part of his investment. Some of these factors have affected the Company’s financial condition and operating results in the past or are currently affecting the Company. This Current Report on Form 8-K also contains forward-looking statements that involve risks and uncertainties. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by the Company described below and elsewhere in this Current Report on Form 8-K. With respect to this discussion, the terms “FIIC,” and the “Company” refer to FIIC Holdings, Inc. and its wholly-owned subsidiary FIIC, Inc.

Risks Related to FIIC Holdings, Inc.’s Operations

FIIC has no operating history, expects to initially incur losses and cannot assure you that it will achieve profitability.

FIIC has not yet launched its operations and thus has not generated any revenues from sales of Investor Protection or other insurance policies, or sublicenses of the FIIC Database Content and Technology. FIIC has incurred significant expense to obtain an exclusive, perpetual license and hosting and support agreement allowing use and providing for maintenance of the FIIC Database Content and Technology, including the FIIC Underwriting Data and Standards. FIIC continues to incur substantial costs to establish its insurance subsidiaries and to gain all necessary governmental licenses and certifications to conduct FIIC’s insurance business. FIIC expects that its expenses will continue to increase as it launches its insurance products and services, due to increased marketing expenses as FIIC seeks to develop customer relationships and maintain existing relationships with its business and technology resources. FIIC also anticipates that it will incur costs to establish and/or improve its financial and disclosure controls, expand and train its workforce and to maintain regulatory compliance as FIIC’s insurance underwriting grows.

As of December 31, 2005, FIIC had an accumulated deficit of approximately $1,024,841. FIIC expects to continue to incur losses over at least the next year, and the amount of future losses is uncertain. FIIC’s ability to generate revenue and become profitable will depend on obtaining and maintaining regulatory approvals in the U.S., achieving market acceptance for its Investor Protection policies and related services and successfully executing its business plan. Sales of the Investor Protection policies cannot begin until FIIC receives all necessary regulatory approvals. If FIIC fails to generate significant revenues from commercial sales, fails to obtain necessary regulatory approvals, or if revenues fail to grow at a pace rapid enough to offset anticipated increases in expenses, FIIC may never achieve profitability.

FIIC’s initial success depends entirely on its Investor Protection policies, which are a new, unproven insurance product, utilizing underwriting data and standards which have not previously been used in the commercial insurance market and which may not be or become commercially viable.

FIIC’s business will initially depend entirely on a new insurance product for which there is no established market. FIIC intends to use the licensed FIIC Database Content and Technology to underwrite policies insuring the capital of investors against the risk of loss associated with certain business failures. However, the Investor Protection Policy remains in development and FIIC must clear certain regulatory and financing hurdles before actively selling this product. Further, FIIC cannot assure you it can or will develop a consistent method of application of the FIIC Underwriting Data and Standards for the issuance of Investor Protection policies that will sufficiently minimize risk of loss to FIIC, such that FIIC may achieve profitability. Developing the FIIC Underwriting Data and Standards has required extensive and sophisticated statistical gathering and analysis by FIIC Research and Development LLC (“FIIC LLC”), an affiliate of FIIC. FIIC LLC cannot assure FIIC or you that the underwriting standards are or can be made acceptable for FIIC’s intended use or that all of the relevant information necessary to maintain the standards will remain indefinitely available. Further, FIIC cannot assure you that the Investor Protection policies will be accepted commercially or that they can be priced effectively. FIIC has not yet sold any insurance policies and it cannot assure you that its underwriting efforts will be successful. Because the Investor Protection policy will initially be FIIC’s sole product focus, an inability to accurately underwrite the policies would materially affect FIIC’s ability to generate significant revenue and could likely prevent FIIC from achieving profitability.

If FIIC’s Investor Protection policy is not accepted by the financial community, FIIC may not be able to generate significant revenues or achieve profitability.

The commercial success of FIIC’s Investor Protection policy depends on its acceptance by new and emerging businesses and investors in such businesses. Such acceptance will depend on businesses’ perception of the FIIC policies as a cost-effective mechanism for encouraging investment and on investors’ perception of FIIC and its policies as reliable. FIIC cannot assure you that the Investor Protection policy will provide benefits considered adequate by all investors or businesses, or that investors and businesses will purchase a sufficient number of FIIC Investor Protection policies for FIIC and its new insurance product to achieve commercial success. Even if FIIC establishes the reliability, efficiency and cost benefits of its Investor Protection policy, investors and businesses may elect not to purchase the policy for a number of other reasons, including:

•	lack of experience with and understanding of this type of investment-related insurance;

•	the additional cost of obtaining an Investor Protection policy;

•	a determination that its limited capital would be more beneficially applied to other purposes;

•	a decision to purchase a different product from those available on the market serving a similar function; and

•	any adverse publicity regarding investment-related insurance and other risk-hedging financial products.

If FIIC is unable to establish its Investor Protection policy as a commercially viable product, it will have to rely on its sublicensing efforts to generate sufficient revenues as it seeks to develop and commercialize other products and services.

FIIC may be unable to compete successfully with its competitors, resulting in a lack of adequate revenues and inability to obtain profitability.

FIIC will face competition from other insurance companies and other financial product companies. Most of FIIC’s potential competitors have greater financial resources. Some of these competitors already have products currently available designed to decrease or hedge some forms of investment risk, and these and other companies may be developing additional products that would compete with FIIC’s Investor Protection policies.

FIIC’s ability to compete successfully in the insurance and financial product markets is based on numerous factors, including:

•
the reliability and consistency of its policies, including the speed and consistency of FIIC’s payment of claims presented under the initial Investor Protection policies, relative to competing products;

•	the relative speed with which FIIC is able to educate business and investors in its target markets about its Investor Protection policies and create a market for the product;

•	potential customers’ comfort level with a primarily internet-based insurance company, including the processing of most transactional steps over the internet; and

•	the cost-effectiveness of the Investor Protection policy.

In addition, FIIC will compete for clients on the basis of reputation of its management, client service, program and product offerings, and the ability to tailor its products and services to the specific needs of each client. If FIIC is unable to distinguish its Investor Protection policies from competing products, or if competing products reach the market first, FIIC may be unable to successfully establish a client base sufficient to achieve profitability.

FIIC may be unable to scale its operations successfully, resulting in a strain on management and increased expenses without an equal, if any, increase in revenues, negatively impacting FIIC’s results of operations and prospects for achieving profitability and stable leadership.

If successful in growing its insurance operations rapidly, FIIC’s growth will place significant demands on FIIC’s management, underwriting staff and marketing staff, as well as its financial resources. FIIC cannot guarantee that any of the systems, procedures and controls it puts in place will be adequate to support the intended rapid commercialization of its Investor Protection policy. FIIC’s operating results will depend substantially on the ability of its officers and key employees to manage changing business conditions, to implement and modify its underwriting and sales programs and to maintain sufficient financial, administrative and other resources. If FIIC is unable to adapt its services and operations to respond quickly, efficiently and in a cost-sensitive manner to changing business conditions, then the quality of its products and services and its ability to retain key personnel could be harmed, adversely impacting FIIC’s ability to achieve profitability.

Any change in FIIC’s relationship with the exclusive licensor of the FIIC Database Content and Technology, which FIIC will use to sell and underwrite its policies, could prevent FIIC from accurately assessing potential insureds’ risk profiles when issuing policies and from writing policies in a timely manner, thereby reducing its future revenues or increasing its costs.

FIIC relies on a Database Access Content License, Hosting and Support Agreement with FIIC LLC to access the FIIC Underwriting Data and Standards used to underwrite its Investor Protection policies. Under this agreement, FIIC has exclusive, perpetual, worldwide rights to access the FIIC Database Content and Technology via FIIC LLC’s proprietary technology and to use it to underwrite and sell Investor Protection policies. However, these exclusive rights may be terminate or may be terminated if FIIC breaches the terms of the license agreements and fails to cure the breach.

FIIC’s reliance on this license subjects it to various risks that could harm its business, including:

•	reliance on FIIC LLC to maintain the FIIC Database Content and Technology and provide adequate support services if and when FIIC encounters a problem;

•	reliance on FIIC LLC to ensure the security of the FIIC Database Content and Technology Data and Standards from FIIC’s competitors;

•	the possibility that FIIC LLC may not be able to obtain adequate information from its third-party sources in a timely manner or on commercially reasonable terms; and

•
that FIIC may have difficulty locating an alternative set of applicable underwriting data and standards and similar user interface, if available at all, should FIIC LLC breach the terms of the license agreement or become unable to fulfill its obligations.

Disruption or termination of FIIC’s agreement with FIIC LLC could delay or suspend FIIC’s overall efforts to create a market for its Investor Protection policies. The loss of the license or FIIC LLC’s failure to maintain the licensed technology and data could require FIIC to cease providing products or services using such licensed technology, which would likely result in a significant loss of revenue for its business.

Claims of conflicts of interest may arise because certain of FIIC’s LLC’s members and key personnel are also directors, officers or employees of FIIC.

Certain persons in leadership positions with FIIC, including all of FIIC’s executive officers, have a continuing relationship with FIIC LLC. It is generally desirable to the members of FIIC LLC to retain such individuals in their current capacities with FIIC LLC because of their knowledge of, and experience with, FIIC LLC’s business and its operations, including maintenance of the FIIC Database Content and Technology. However, the individuals are also vital to the initial operational success of FIIC due to their familiarity with the planned Investor Protection policy, insurance operations and the intended use of the licensed FIIC Database Content and Technology. These instances of affiliation with both FIIC and FIIC LLC could create, or appear to create, conflicts of interest when such individuals are faced with decisions that may have different implications for FIIC and FIIC LLC. If a stockholder feels that one or more of these individuals failed to act in FIIC’s best interest, FIIC could be subject to shareholder litigation, resulting in additional expenses and potential disruption of its key personnel.

FIIC is dependent on information suppliers, including FIIC LLC’s third-party information suppliers, and if it is unable to successfully manage these relationships the quality and availability of FIIC’s insurance products and services may be harmed.

Some of the data used in underwriting its Investor Protection policies comes from various third party suppliers and government entities. If these suppliers are no longer able or are unwilling to provide FIIC with certain data, or to provide it at commercially reasonable rates, it may need to find alternative sources, which may not be readily available. If FIIC is unable to identify, and to the extent necessary contract with, suitable alternative data suppliers and integrate these data sources into its offerings, it could experience disruptions in its underwriting process, resulting in potential delays in sales, increased costs and reduced quality. In addition, the loss of such access or reduced availability of data in the future due to increased governmental regulation could have a material adverse effect on FIIC’s business, financial condition or results of operations.

FIIC’s ability to protect the intellectual property rights underlying its revenue-generating activities involves many complexities and uncertainties, including the impact of potential claims that the technology upon which FIIC relies infringes on the rights of others.

FIIC’s business depends significantly on its license of the proprietary FIIC Database Content and Technology from FIIC LLC. FIIC LLC relies on a combination of common law copyrights, confidentiality agreements and other contractual provisions to establish, maintain and protect its proprietary rights, all of which afford only limited protection. FIIC’s success will depend to a significant extent on the ability of FIIC LLC to obtain and maintain trademark and copyright protection for the FIIC Underwriting Data and Standards and related access and correlation technologies, to preserve its trade secrets and to operate without infringing the proprietary rights of others. To date, FIIC LLC has not filed for statutory trademark or copyright protection for its intellectual property and has not committed to do so. FIIC and FIIC LLC cannot assure you that FIIC LLC’s existing common law trademarks or copyrights will provide substantial protection against competitors with similar technology or be of commercial benefit to FIIC, that trademark and/or copyright protection is in fact available for its intellectual property, or that such protections, if available, will be effective to provide or provide remedies for infringement. FIIC LLC cannot assure FIIC or you that others will not independently develop substantially equivalent proprietary information and techniques, or otherwise gain access to its trade secrets or disclose such technology. FIIC’s success will also depend to a significant extent on its ability to aid FIIC LLC in preserving such proprietary rights, particularly by limiting sublicensed use of the FIIC Database Content and Technology pursuant to the agreed limitations of the license between the parties and not disclosing FIIC LLC’s confidential sources of third party information. FIIC also relies on trade secrets and cannot assure you it can meaningfully protect its right to such trade secrets.

As businesses reliant on proprietary information and technology, FIIC and FIIC LLC may also be subject to intellectual property litigation by third parties claiming FIIC’s products or the underlying processes infringe on their proprietary rights. If FIIC LLC’s proprietary rights and FIIC’s rights to use such information and technology pursuant to the license are challenged by litigation and, if the outcome of such litigation were adverse to FIIC LLC and/or FIIC, competitors might be free to use the information and technology subject to the challenge, or FIIC LLC may be required to license the information and technology to others in settlement of such litigation. In addition to any potential liability for damages, FIIC could be required to obtain an alternate or additional license in order to continue to sell or use the affected product or process. The invalidation of such proprietary protections could create increased competition, with potentially material adverse effects on FIIC and its business.

Litigation also may be necessary to assist FIIC LLC in enforcing its proprietary rights and/or to determine the scope and validity of the proprietary rights of others, with similar potentially disruptive and adverse effects on FIIC. Legal standards relating to the validity, enforceability and scope of protection of both common law and statutory proprietary rights are continuously evolving, especially in relation to software and internet technologies. Even if ultimately resolved in favor of FIIC and FIIC LLC, any intellectual property litigation would be costly and could divert the efforts and attention of FIIC’s management and technical personnel, which could have a material adverse effect on its business, financial condition and results of operations. FIIC cannot assure you that infringement claims will not be asserted in the future or that such assertions, if proven to be true, will not prevent FIIC from selling its products, materially and adversely affecting its business, financial condition and results of operations. If any such claims are asserted against it, FIIC may seek to enter into royalty or licensing arrangements. FIIC cannot assure you that a license with such parties will be available on commercially reasonable terms, or at all.

FIIC may be subject to claims of trademark infringement, which may harm its ability to generate awareness of its products and achieve profitability.

FIIC has recently become aware that other parties are utilizing “FIIC” as an identifying mark, or other marks that incorporate the letters “FIIC.” Although FIIC is not aware of any such party operating in the insurance industry, FIIC may be subject to legal proceedings alleging claims of trademark infringement in the future and those parties may have rights to such marks that are superior to those of FIIC. In this event, FIIC may be required to stop using the name in particular markets or to obtain a license from these parties to use it in such markets. If FIIC must rebrand, it may result in significant marketing expenses and additional management time and resources, which may adversely affect its business.

FIIC’s business model is heavily dependent on information processing systems that may fail or become obsolete.

FIIC’s underwriting process relies on proprietary technology to gather, analyze and apply data related to the success and failure of new and growing businesses across the country. FIIC’s ability to successfully operate its insurance business depends on its ability to obtain such information and its capacity to store, retrieve, process, update and manage significant databases and expand and upgrade periodically our information processing capabilities. The underlying technology likely will change and may become obsolete as new technologies develop. FIIC’s future success will depend upon its ability to remain current with the rapid changes in the technologies used in its business, to learn quickly to use new technologies as they emerge and to develop new technology-based solutions as appropriate. If FIIC is unable to do this, it could be at a competitive disadvantage. FIIC’s competitors may gain exclusive access to improved technology, which also could put FIIC at a competitive disadvantage. If FIIC cannot adapt to these changes, its business, financial condition or results of operations may be materially adversely affected. Likewise, the information underlying the FIIC Underwriting Data and Standards can and will become obsolete if not updated on a consistent and timely basis. If FIIC LLC fails to adequately maintain the FIIC Database Content and Technology, FIIC’s underwriting process will become increasingly less accurate and FIIC may face an increase in the number of claims presented. Further, interruption or loss of FIIC’s information processing capabilities through loss of stored data, breakdown or malfunctioning of computer equipment and software systems, telecommunications failure, or damage caused by fire, tornadoes, lightning, electrical power outage or other natural or man-made disruption could have a material adverse effect on our business, financial condition and results of operations.

FIIC faces significant security risks related to its electronic transmission of confidential information, which could result in inadvertent disclosure of confidential information of FIIC and/or its customers, which could harm FIIC’s competitive advantage, its ability to generate future revenues, and its ability to obtain or maintain profitability.

FIIC will rely on encryption and other technologies to provide system security to effect secure transmission of confidential or personal information in its internet-based underwriting system. FIIC currently licenses these technologies from FIIC LLC and may obtain similar licenses from other third parties. There is no assurance that FIIC’s use of applications designed for data security, or that of third-party contractors will effectively manage evolving security risks. A security or privacy breach could:

•	expose FIIC to liability;

•	increase FIIC’s expenses relating to resolution of these breaches;

•	deter customers from using FIIC’s web-based policy application and other aspects of its web-based customer interface; and

•	deter information suppliers from doing business with FIIC.

Any inability to protect the security and privacy of FIIC’s electronic transactions could have a material adverse effect on its business, financial condition or results of operations.

FIIC’s Investor Protection policies will likely have variable sales, reflecting increases and decreases in overall new or emerging business financing, which may cause FIIC’s revenue and operating results to fluctuate significantly from quarter-to-quarter.

FIIC expects that its Investor Protection policies may initially have a lengthy and potentially sporadic sales cycle. FIIC may incur substantial sales and marketing expenses and expend substantial effort without making significant sales as it educates businesses and potential investors about the benefits of its Investor Protection policies. Sales of Investor Protection policies may not grow significantly until FIIC proves to the market that it will consistently pay out claims in a time-efficient, cost-effective and business and investor-friendly manner. FIIC anticipates that the time from the sale and issuance of its initial Investor Protection policy to the presentment and processing of an initial claim under such a policy may be 18 months to 2 years, based on an assessment of historical transaction data regarding the success rate of new and emerging businesses. The market for investment insurance is dependent upon, among other things, the volume of financing transactions that satisfy FIIC’s eligibility criteria, which is usually influenced by factors such as interest rates and the state of the overall economy. Further, even after making a decision to purchase an Investor Protection policy for the benefit of its investors, some businesses may choose not to renew their policies or subsequently buy policies for additional rounds of financing based on the business’ internal performance outlook expectations. Thus, the market of potential purchasers of the Investor Protection policies will likely grow and shrink according to the numerous factors which impact the financial climate for and likely success of new businesses as well as the actual performance of FIIC’s Investor Protection policies. As a result, FIIC’s revenue and operating results may vary significantly from quarter to quarter, which increases the risk of an operating loss for FIIC for any given quarter.

Any geographic or industry concentration of businesses holding FIIC Investor Protection policies could leave FIIC vulnerable to an economic downturn or regulatory changes in those areas, resulting in a decrease in its revenues.

FIIC plans to offer its Investor Protection policies to new and growing businesses nationwide. However, it will take a number of years for FIIC to develop a portfolio of policies that is fully diversified across geographic regions and industries. FIIC will initially market its policies to businesses concentrated in a small number of states, and thus the occurrence of adverse economic conditions or an adverse regulatory climate in such states could significantly increase the number of claims presented to FIIC and could negatively affect FIIC’s financial results more than would be the case if its business were more geographically diversified. Similarly, if FIIC’s initial policies protect investors in businesses concentrated in a small number of industries, any change in the regulation of or business climate in such industries and resulting increases in associated costs and/or competition within such industries could significantly increase the number of claims presented to FIIC and could negatively affect FIIC’s financial results more than would be the case if its policies were issued to businesses across more diverse industries.

FIIC depends on certain key executive personnel for its success, the loss of whom could adversely affect its business, financial condition and results of operations.

FIIC’s success depends on the continued availability and contributions of members of its senior management teams and other key personnel. James W. France, FIIC’s President, Chief Executive Officer and a director, first developed the concept for the Investor Protection policy, has been intimately involved in developing the insurance structure of FIIC and the Database Content and Technology of FIIC LLC, including the development of the FIIC Underwriting Data and Standards, and has attracted the capital required necessary to launch FIIC’s commercial efforts. As such, FIIC’s success depends in large measure on the continued service of Mr. France in those positions. The loss of the services of Mr. France or any of a number of other executive officers and senior managers could delay or reduce FIIC’s product and service development and commercialization efforts.

Furthermore, recruiting and retaining qualified personnel to educate the marketplace about the availability and benefits of Investor Protection policies will be critical to FIIC’s success. The loss of members of FIIC’s management team or its inability to attract or retain other qualified personnel or advisors, could significant weaken FIIC’s management team, harm its ability to compete effectively and harm its long-term business prospects. If key managers were to end their employment with FIIC, it could disrupt FIIC’s initial client relationships and have a corresponding negative effect on financial results, marketing and other objectives and impair FIIC’s ability to implement its rapid growth strategy. Most of FIIC's executive officers and other planned key personnel are subject only to consulting arrangements and not formal long-term employment agreements. Although FIIC does intend to execute employment agreements containing confidentiality and non-compete provisions with these individuals prior to underwriting any policies, some courts may not enforce such an agreement against an employee. Although FIIC has adopted the FIIC 2005 Plan, since FIIC is likely a “shell company” as defined by Rule 405 promulgated under the Securities Act , it is ineligible to register the plan using Form S-8. Given FIIC’s limited financial resources and need to focus on the launch of its operations, FIIC is unlikely to register the FIIC 2005 Plan via other available methods and thus unlikely to issue shares to its current or potential employees under the FIIC 2005 Plan until such time as it ceases to be a shell company and becomes eligible for use of Form S-8.

FIIC’s management is relatively inexperienced in the insurance industry and thus may be less able to foresee potential problems with or adverse effects upon FIIC’s business.

While Mr. France and other members of the FIIC management team have spent several years developing the concept of the Investor Protection policy, most of the management team does not have any experience with insurance company formation or the day-to-day operation of insurance entities. FIIC’s executive management has undertaken significant efforts to become more educated about insurance company formation and management; Robert Ostrander, FIIC’s Vice President, Secretary and a director of FIIC has become a licensed insurance broker. In addition, management plans to hire a number of individuals with more significant insurance company experience for key management positions, FIIC will initially rely substantially on the advice and guidance of its insurance counsel and insurance consultants, and on feedback from governmental authorities, such as the Washington D.C. Department of Insurance and Securities Regulation and Ohio Department of Insurance. Accordingly, FIIC’s current personnel’s inexperience in developing an insurance company could significantly adversely affect the Company’s ability to achieve its goal.

If FIIC fails to maintain effective internal controls over financial reporting, it may be subject to litigation and/or costly remediation and the price of its common stock may be adversely affected.

As of September 30, 2005, Nicklebys reported that, because it has ceased operations and had no plans to resume its business, it did not have formal disclosure controls and procedures or internal controls over financial reporting (as defined in Rule 13a-15(e) or Rule 15d−15(e) under the Exchange Act). However, Nicklebys’ Chief Executive Officer and Chief Financial Officer also determined that, given Nicklebys’ limited operations, Nicklebys’ informal controls and procedures were adequate and effective to ensure that material information relating to Nicklebys was made known to them by others within the company and provided reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. As a private company, FIIC, Inc. did not previously have to report on its disclosure controls and procedures or its internal controls over financial reporting, and as a developing company is only in the process of implementing formal procedures intended to satisfy the requirements of Section 404 and other related provisions of the Sarbanes-Oxley Act of 2002. However, beginning with its fiscal year ending December 31, 2007, FIIC will have to fully comply with these requirements.

Failure to establish the required controls or procedures, or any failure of those controls or procedures once established, could adversely impact FIIC’s public disclosures regarding its business, financial condition or results of operations. Upon review of the required internal controls over financial reporting and disclosure controls and procedures, FIIC’s management and/or its auditors may identify material weaknesses and/or significant deficiencies that need to be addressed. Any actual or perceived weaknesses or conditions that need to be addressed in FIIC’s internal controls over financial reporting, disclosure of management’s assessment of its internal controls over financial reporting or disclosure of FIIC’s public accounting firm’s attestation to or report on management’s assessment of FIIC’s internal controls over financial reporting could have an adverse impact on the price of its common stock and may lead to claims against FIIC.

Compliance with changing corporate governance and public disclosure regulation will likely result in additional expenses and increased liability exposure for FIIC, its directors and its executive officers.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of FIIC’s internal control over financial reporting, and attestation of its assessment by the combined group’s independent registered public accountants. This requirement first will apply to FIIC’s annual report for fiscal 2007, unless FIIC grows swiftly enough to be deemed “an accelerated filer” prior to that time. The standards for management’s assessment of the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. FIIC may encounter problems or delays in completing activities necessary to make an assessment of its internal control over financial reporting. In addition, FIIC’s new independent registered public accountants may not have significant experience with the attestation process, and the combined group may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of its assessment by FIIC’s independent registered public accountants. If the combined group cannot assess its internal control over financial reporting as effective, or its independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted. Further, many companies have reported that compliance with these standards requires a disproportionate expenditure of funds.

In addition, the SEC recently announced a significant number of changes to the laws, regulations and standards relating to corporate governance and public disclosure. Following the Merger, FIIC’s new management team will need to invest significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. In addition, because public company directors and officers face increased liabilities, the individuals slated to serve in these positions after the Merger may be less willing to remain as directors or executive officers long-term, and FIIC may experience difficulty in attracting qualified replacement directors and officers, or FIIC may need to expend a significantly larger amount than NBYS or FIIC previously spent on recruiting, compensating and insuring new directors and officers.

Risks Relating to Regulatory Requirements

FIIC’s planned insurance subsidiaries all require certain licensing and/or certifications from certain government agencies, without which they will be unable to operate and unable to generate revenues.

FIIC cannot assure you that it will be able to obtain the regulatory approvals necessary for the establishment and operation of its planned insurance subsidiaries on a timely basis, if at all. Any delays in receipt or failure to receive such clearances or approvals, the loss or impairment of previously received clearances or approvals, or failure to comply with existing or future regulatory requirements would have a material adverse effect on FIIC’s business, prospects, financial condition and results of operations. FIIC cannot assure you that it will be able to maintain compliance with all regulatory requirements over time. Changes in existing laws, regulations or policies and the adoption of new laws, regulations or policies could prevent FIIC from, or could affect the timing of, achieving compliance with regulatory requirements, including current and future regulatory approvals, where necessary.

Failure to comply with government regulations applicable to the insurance industry could restrict FIIC’s ability to conduct its business.

Government authorities regulate insurance entities in the states in which they do business. These regulations generally are intended for the protection of policyholders rather than stockholders. The nature and extent of these regulations vary from jurisdiction to jurisdiction, but typically involve:

•	approval of premium rates for insurance;

•	standards of solvency and minimum amounts of statutory capital surplus that must be maintained;

•	limitations on types and amounts of investments;

•	establishing reserves, including statutory premium reserves, for losses and loss adjustment expenses;

•	regulation of dividend payments and other transactions between affiliates;

•	prior approval of the acquisition and control of an insurance company or of any company controlling an insurance company;

•	licensing of insurers and agents;

•	regulation of reinsurance;

•	restrictions on the size of risks that may be insured by a single company;

•	regulation of underwriting and marketing practices;

•	deposits of securities for the benefit of policyholders;

•	approval of policy forms;

•	methods of accounting; and

•	filing of annual and other reports with respect to financial condition and other matters.

These regulations may impede or impose burdensome conditions on rate increases or other actions that FIIC or its insurance subsidiaries might want to take to implement FIIC’s business strategy and enhance its operating results. FIIC intends to conduct business in a number of states and will be subject to the costs of applying to do business and comprehensive regulation and supervision by government agencies in many or all of the states in which it does business. FIIC’s ability to conduct its business in the states in which it currently operates depends on its compliance with the rules and regulations established by the regulatory authorities in each of these states, and those rules and regulations may be or become inconsistent. State insurance regulators and the National Association of Insurance Commissioners continually re-examine existing laws and regulations, including those relating to the licensing of insurance brokers and agents, premium rates, regulating unfair trade and claims practices, and the regulation of the handling and investment of insurance carrier funds held in a fiduciary capacity. These examinations may result in the enactment of insurance-related laws and regulations, or the issuance of interpretations of existing laws and regulations, that adversely affect FIIC’s business. More restrictive laws, rules or regulations may be adopted in the future that could make compliance more difficult and/or expensive.

FIIC is subject to substantial government regulation which could have the effect of delaying or preventing a change of control of its insurance subsidiaries or the company as a whole.

Many state insurance regulatory laws, intended primarily for the protection of policyholders, contain provisions that require advance approval by state agencies of any change in control of an insurance company or an insurance holding company that is domiciled (or, in some cases, doing business) in that state. Any future transaction that would constitute a change of control of any or all of FIIC’s insurance subsidiaries or FIIC as a whole may require regulatory approval by the state insurance agencies of at least Ohio and Washington, D.C. Such regulatory requirements could have the effect of delaying or preventing transactions affecting the control of FIIC or ownership of its common stock, including transactions that could be advantageous to the combined entity’s stockholders.

Presentment of claims in excess of FIIC’s reserves could adversely affect its business, financial condition and results of operations.

Pursuant to the licensing requirements of the D.C. DISR, as set forth in district and federal law, FIIC must initially maintain a reserve account of at least $900,000 and must accept no more than $2.00 of premium for each dollar of capital it holds in reserve. The careful application of the FIIC Underwriting Data and Standards and maintenance of this reserve are intended to minimize the number of claims presented to the company and the fiscal impact of such claims on FIIC’s revenues and stability. However, FIIC cannot provide any assurance that its insureds will not file claims in number or scope in excess of FIIC’s expectations or that such claims in aggregate will not deplete its revenues and reserves, resulting in a need to desist from underwriting new policies until funds are available to bring FIIC back into regulatory compliance. Further, if FIIC fails to maintain adequate reserves or maintain the premium to reserve ratio as required by the D.C. DISR, it could incur a $5,000 fine per violation and/or become subject to claims by any or all of the states in which it is doing business, which could become disruptive to FIIC’s operations and negatively impact its financial condition, public perception of FIIC and its share price. If such violations are significant and remain uncured, FIIC’s insurance subsidiaries could ultimately lose their license and be unable to continue their operations.

FIIC may be subject to increased regulation regarding the use of personal information received from investors.

Use of certain data collected from investors may be subject to regulation by various federal, state and local regulatory authorities. Compliance with existing federal, state and local laws and regulations in the United States designed to protect the public from the misuse of personal information in the marketplace and adverse publicity or potential litigation concerning the commercial use of such information may increasingly affect FIIC’s operations, including the sharing of such information with FIIC LLC pursuant to the license agreement for maintenance of the FIIC Database Content and Technology, and could result in substantial expense for regulatory compliance, limitations on access to important information, litigation expense and a loss of revenue.

Risks Relating to FIIC’s Capital Structure

FIIC’s capital needs are uncertain and FIIC may need to raise additional funds, which may not be available on favorable terms, if at all, thereby potentially disrupting the initial growth of FIIC’s insurance business and the FIIC’s ability to generate revenue.

FIIC believes that it will have sufficient cash and cash equivalents to meet projected operating requirements for approximately the next 12 months. However, if FIIC does not complete the Private Placement within 90 to 120 days after the Merger resulting in $2.5 million gross proceeds as sought, it will need to seek additional funds from public and private stock offerings, borrowings under credit lines or other sources because, pursuant to district and federal insurance law, the Washington, D.C. Department of Insurance and Securities Regulation (“D.C. DISR”), requires a company to maintain one dollar in working capital on reserve for every $2.00 of insurance premium to be written prior to the establishment and licensing of a risk retention group, or RRG. FIIC is in the process of preparing an application for the establishment and licensing of an RRG for submission to the D.C. DISR, pending the funding of a required actuarial feasibility study and the necessary working capital reserve. FIIC anticipates filing of the complete application during the second quarter of 2006. If FIIC is unable to fund or successfully complete the required study or the minimum working capital reserve, then it will be unable to launch its operations. Since the funds in the working capital reserve cannot be used to fund operations, FIIC may also need additional capital to continue to grow its business in keeping with market demand if early product sales are steady.

The amount of additional capital FIIC may need to raise through public or private equity or debt financings over the next few years will depend on many factors, including:

•	market acceptance and the growth rate of demand, if any, for FIIC’s Investor Protection policies;

•	the lead time required to execute and generate a revenue stream from customer contracts;

•	changes in the size of the required working capital reserve or other regulatory requirements;

•	availability of opportunities for strategic acquisition of other companies with technology, resources, customers or know-how that will further the growth of the FIIC’s insurance business; and

•	the accuracy of FIIC’s projections regarding its operating costs, including the costs of regulatory compliance, personnel, legal and accounting costs and the cost of funds.

FIIC cannot be certain that additional sources of liquidity will be available when needed in the future and that its actual cash requirements will not be greater than anticipated. If FIIC requires additional capital at a time when investment in insurance companies or in the financial services market in general is limited due to the then prevailing market or other conditions, FIIC may not be able to raise such funds at the time that it desires or any time thereafter. If FIIC is unable to obtain this financing on terms favorable to FIIC, it may be unable to execute its long-term business plan and may be required to scale back further development of FIIC’s insurance products and services, to limit its marketing activities, to sell some or all of its technology, intellectual property or assets, to merge with another entity, or terminate its operations.

If FIIC raises additional capital through strategic alliances with third parties, the combined group may have to relinquish certain technology or product rights, limiting its ability to implement its long-term business plan.

If FIIC raises additional funds through collaboration, licensing or other arrangements with third parties, it may be required to relinquish rights or grant licenses on unfavorable terms to certain of its technologies or products that it may otherwise seek to develop or commercialize on its own. While potentially necessary for the continuance of operations during a time of cash constraints or a shortage of working capital, such actions could make it difficult or impossible to implement FIIC’s long-term business plans or could materially adversely affect its business, financial condition and results of operations.

In the event that FIIC raises additional capital through issuance of equity securities, or securities exercisable for or convertible into equity securities in FIIC, its stockholders could experience substantial additional dilution.

If FIIC raises additional capital by issuing equity securities or convertible debt securities, its existing stockholders may incur substantial dilution. Further, any shares so issued may have rights, preferences and privileges superior to the rights, preferences and privileges of FIIC’s outstanding common stock.

Future acquisitions, if any, may disrupt FIIC’s business, distract the group’s management and reduce the percentage ownership of its stockholders.

As part of its business strategy, FIIC intends to engage in acquisitions that it believes will provide complementary technologies, products, services, marketing channels, expertise and/or other valuable assets and resources. However, FIIC may not be able to easily identify suitable acquisition candidates and/or may need to rely on the services of financial advisors in identifying or negotiating with such candidates, possibly at substantial cost. If and when FIIC does identify a suitable candidate, it may not be able to acquire the complementary business on commercially acceptable terms, or at all. Although FIIC will actively seek acquisition candidates, FIIC cannot assure you that it will be successful in these efforts. If FIIC is unable to acquire appropriate businesses on favorable economic terms, or at all, or is unable to introduce new products and services successfully, its business could be materially adversely affected.

Even if FIIC is able to complete such an acquisition, it may not be able to successfully integrate the acquired business into its existing business in a timely and non-disruptive manner. Such integration may require the devotion of a significant amount of time and management and financial resources. Even with this investment of management and financial resources, an acquisition may not produce the desired revenues, earnings or business synergies. In addition, the consideration required to complete such strategic acquisitions may reduce the percentage ownership of FIIC’s current stockholders. If FIIC misjudges the value of and overpays for the target company, fails to integrate the acquired business effectively or if key employees of the acquired business depart, the anticipated benefits of the acquisition could be jeopardized. The time, capital and management and other resources spent on an acquisition that fails to meet FIIC’s expectations could materially and adversely affect its business and financial condition. In addition, from an accounting perspective, acquisitions can involve non-recurring charges and amortization of significant amounts of intangible assets that could adversely affect the results of operations for and market perception of FIIC.

If FIIC is unable to meet its obligations resulting from the Bridge Financing, there may be a change of control of the company, which could disrupt certain relationships key to the potential success of FIIC’s business.

As a result of the Bridge Financing, Oceanus holds a senior secured convertible promissory note convertible into shares of FIIC’s common stock at any time, including accrued and unpaid interest, and a warrant to purchase additional shares of FIIC’s common stock. The note is due and payable on the earlier of February 28, 2006, or FIIC’s receipt of equity or debt financing in excess of $500,000. If FIIC receives such financing prior to February 28, 2006, FIIC must pay Oceanus the lesser of 50% of the financing amount or the balance owed on the note, including accrued interest. Alternately, Oceanus may elect to convert the note into shares of FIIC’s common stock at a rate of $1.00 per share, including accrued and unpaid interest. In support of the note, FIIC executed a security agreement in favor of the noteholder, pledging all of its existing and hereafter acquired assets, including its license for the FIIC Database Content and Technology, as security for the note, and FIIC, Inc. provided a subsidiary guaranty. Ten FIIC stockholders, including certain directors, officers and affiliates of FIIC, have also executed pledge agreements guarantying the FIIC’s obligations under the convertible note with an aggregate 4,761,000 shares of their common stock. In the event that FIIC is unable to fulfill its payment obligations under the convertible note and the noteholder chooses not to convert the note to alternatively satisfy such obligations, under the pledge agreements the noteholder would be entitled to the pledged shares. Although the noteholder could not obtain greater than 50% of the company’s issued and outstanding common stock upon receipt of the pledged shares and exercise of its warrant to purchase common stock, the noteholder would obtain a significant stake in FIIC, ranging from approximately 36% on a fully diluted basis to 43% on an undiluted basis.

Further, a number of the pledgors would lose all of their holdings of common stock in FIIC, and thus may be less likely to exercise their outstanding warrants to re-establish an ownership position. In addition, many of the pledgors are directors, executive officers or beneficial owners of 5% or more of FIIC’s common stock, and thus may no longer be able to exert the same influence over the affairs of FIIC, or may be less inclined to serve in leadership positions. Finally, if the noteholder seeks to exert control over the rights to the FIIC Database Content and Technology on which the FIIC business model relies, the noteholder could disrupt FIIC’s business to the detriment of FIIC’s results of operations and the other stockholders of FIIC.

FIIC’s common stock will likely be considered a “penny stock,” will be subject to additional sale and trading regulations that may make it move difficult to sell.

FIIC’s common stock could be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act for 1934, as amended (the “Exchange Act”). Circumstances under which FIIC’s shares would be “penny stock” under the Exchange Act include, but are not limited to, the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is NOT quoted on the Nasdaq Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of FIIC’s common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least 2 business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of FIIC’s common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We cannot assure that an established public trading market will develop for FIIC’s securities, which would adversely affect the ability of investors to ultimately sell their securities in the public market.

Although Nicklebys’ common stock has been listed on the Over-the-Counter Bulletin Board (the “OTCBB”), there is no active trading market for the Nicklebys, now FIIC, common stock, and a regular trading market for FIIC’s securities may not develop or be sustained in the future. The OTCBB is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASD’s automated quotation system (the “Nasdaq Stock Market”). Quotes for stocks included on the OTCBB are not listed in the financial sections of newspapers as are those for the Nasdaq Stock Market. Therefore, prices for securities traded solely on the OTCBB may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Prices for securities traded solely on the OTCBB may be subject to significant volatility. Further, the NASD has enacted recent changes that limit quotations on the OTCBB to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTCBB of these rule changes and other proposed changes cannot be determined at this time.

The high volume of shares eligible for future sale may adversely affect the market price of FIIC’s common stock, because the future sale of a substantial amount of outstanding stock in the public marketplace could reduce the perceived value, and therefore price, of FIIC’s common stock.

The terms and conditions of FIIC’s Bridge Financing and its Private Placement include piggyback registration rights for any shares issued in relation to these transactions. Thus, if FIIC decides to register any shares on its own account or on behalf of other shareholders under the Securities Act of 1933, as amended (the “Securities Act”), FIIC will also be obligated to pay all expenses incident to registering some or all of the shares issued in relation to the Bridge Financing and the Private Placement, covering the subsequent resale of these shares of FIIC’s common stock. These registration rights are subject to the requirement that sellers pay all underwriting discounts or commissions with respect to their shares, and all shares in registration will be subject to any lock-up provisions and cut-backs as may be proposed by the underwriter, if any. However, registration under the Securities Act will allow these shares to ultimately be sold on the open market and the impact of a significant percentage of shares entering the market at once could adversely affect the market price of the combined group’s common stock.

Additionally, following the Merger, FIIC’s stockholders may become eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act (“Rule 144”), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate that has satisfied a two-year holding period. Any substantial sale of common stock pursuant to any resale prospectus or Rule 144 may have an adverse effect on the market price of FIIC’s common stock by creating an excessive supply.

Market prices for FIIC’s common stock may be influenced by a number of additional factors, including:

•	the issuance of new equity securities pursuant to the Merger, or future offerings;

•	changes in interest rates;

•	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	variations in quarterly operating results;

•	the depth and liquidity of the market for FIIC’s common stock;

•	investor perceptions of the company and the insurance industry generally;

•	investor perception of the company’s ability to adjust to or address changes in government rules and regulations applicable to insurance and/or public companies; and

•	general economic and other national conditions.

FIIC does not foresee paying cash dividends in the foreseeable future.

Nicklebys has not paid cash dividends on its stock in the past and FIIC does not plan to pay cash dividends on its stock in the foreseeable future.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding Nicklebys’, FIIC’s and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including FIIC’s financial condition, results of operations, and the expected impact of the Merger on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this proxy statement are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting FIIC will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following:

•	the ability of FIIC’s management team to effect a smooth transition to leadership of FIIC;

•	FIIC’s ability to launch its insurance business in a timely and cost-efficient manner;

•	FIIC’s ability to obtain all necessary government certifications and/or licenses to conduct its insurance business;

•	market acceptance of FIIC’s Investor Protection policies;

•	the accuracy of FIIC’s underwriting model;

•	competitive factors, such as price competition and competition from other insurance companies and alternate investment protection products;

•	FIIC’s ability to protect its intellectual property, including maintaining its exclusive license to use the FIIC Underwriting Data and Standards; and

•	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on FIIC’s operations.

These risks and uncertainties, along with others, are also described above under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. FIIC undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ADDITIONAL DISCLOSURE

For additional information that would be required if the Registrant were filing a general form for registration of securities on Form 10 or Form 10-SB, see Item 2.02 for “Management’s Discussion and Analysis of FIIC’s Financial Condition and Results of Operations,” Item 3.03 for a description of the Registrant’s securities post-Merger and related discussion of market price, and Item 4.01 regarding changes in the Registrant’s accountant, all incorporated by reference herein. Required disclosure regarding the change in control of the Registrant, the impact on its directors, executive officers, control persons and related compensation and beneficial ownership issues are addressed in Item 5.01, incorporated by reference herein. Attention is also directed to Item 9.01, which provides FIIC’s audited financial statements as of and for the period ended December 31, 2005 and pro forma financial information regarding the effects of the Merger.

Item 2.02 Results of Operations and Financial Condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FIIC’S FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of FIIC’s financial condition and results of operations as of December 31, 2005 should be read in conjunction with its financial statements and the related notes as provided under Item 9.01(a), and the other financial information included in this Current Report. With respect to the discussion within this Item 2.02, the terms “FIIC,” “we,” “us,” and “our” refer to FIIC, Inc. and FIIC Holdings, Inc.

Forward-Looking Statements

The forward-looking comments contained in this discussion involve risks and uncertainties. Our actual results may differ materially from those discussed here due to factors such as, among others, limited operating history, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the insurance industry. Additional factors that could cause or contribute to such differences can be found in the following discussion, as well as in the section entitled “Risk Factors” under Item 2.01 above.

Overview

Since FIIC’s incorporation in January 2005, FIIC has had no revenue and only start-up operations. Upon receipt of the necessary governmental approvals and licenses and establishment of its planned insurance subsidiaries, FIIC plans to introduce an insurance product to insure third-party investors in new and existing businesses which meet its underwriting criteria. These planned insurance subsidiaries include: Federated Investors Insurance Company Risk Retention Group, to underwrite and issue insurance policies; Federated Insurance Captive, an agency captive insurance company providing reinsurance; and Federated Group Agency, a master group agency providing operational services. FIIC anticipates receipt of the necessary licenses from the D.C. DISR and from one state, likely Ohio, by the end of the second quarter of 2006. Until such time, all start-up costs, such as the reserve requirements and initial working capital for establishment of these entities, any operational expenses, and other requirements will be funded by a combination of debt and equity financing.

Plan of Operation

Since its inception, FIIC dedicated its efforts to implementation of a start-up plan intended to secure the financing, governmental approvals, and management team necessary for launch of its planned insurance operations. The key components of this plan are the execution of a license arrangement for use of the FIIC Database Content and Technology upon which FIIC’s underwriting and marketing functions will rely, completion of a merger with a public company, the completion of a bridge financing and private placement, and the formation and licensing of FIIC’s planned insurance subsidiaries. FIIC believes that upon successful completion of these steps, it will be able to launch its insurance operations, as described below and in “FIIC’s Business” under Item 2.01 above. FIIC currently believes it will be able to complete these steps by the end of the second quarter of 2006, enabling it to generate initial revenues during the third quarter of 2006. However, there are many factors that may influence FIIC’s ability to achieve this timeline, as discussed in detail in the section entitled “Risk Factors” under Item 2.01 above.

Start-Up Plan

Licensing of FIIC Database Content and Technology

On March 17, 2005, FIIC entered into a Database Access and Content License, Hosting and Support Agreement with FIIC Research and Development, LLC (“FIIC LLC”); the parties amended this agreement on November 7, 2005, in relation to the Bridge Financing. FIIC LLC has developed the FIIC Database Content and Technology, including an extensive database of insurance underwriting data and standards for use in connection with insurance policies that insure investors against the risk of the loss of capital in certain business entities, specially-designed supporting software applications, and technology and database-specific workflow definitions, decision processes and models for managing such applications and utilizing the database and its contents. The license agreement provides FIIC an exclusive and perpetual license to access and use the FIIC Database Content and Technology to obtain the underwriting data, standards and other information for the purpose of underwriting its Investor Protection policies. FIIC also has the right to grant nonexclusive sublicenses to third parties involved in underwriting Investor Protection policies, while FIIC is obligated to continue to host, maintain and augment the FIIC Database Content and Technology. In consideration for the license, FIIC issued to FIIC LLC 9,792,000 shares of its common stock and 5- year warrants to purchase 1,808,307 shares of its common stock at an exercise price of $0.87 per share, and owes FIIC LLC $100,000.

For additional information about the license agreement, see “Related Party Transactions--Database Access and Content License, Hosting and Support Agreement” above, and for more information about how FIIC intends to utilize the information and technology covered by the license agreement, see “FIIC’s Business,” under Item 2.01 above.

Merger with a Public Company

The completion of the Merger satisfies the second aspect of FIIC’s start-up plan. FIIC believes that a merger with a public company will afford increased market liquidity and enhanced access to the capital markets, in order to better manage and satisfy its significant funding requirements during the start-up and initial operational period. Further, management believes that status as a public company will provide the means to use securities of a publicly-traded company to make further acquisitions of assets or businesses in support of the intended long-term growth of FIIC’s insurance business and will offer a competitive advantage when competing with other parties in the marketplace for such acquisitions. In addition, FIIC believes that becoming a public company will provide it increased visibility in the financial and insurance communities within a short timeframe and create a satisfactory level of transparency for its initial investors and customers. Although the Merger cost FIIC approximately $291,000 in legal, accounting and other related expenses, including $206,000 of such expenses through January 31, 2006, the management of FIIC believes that FIIC has had greater access to funding sources for its start-up activities based on its plan to become a public company, including the Bridge Financing, and will continue to reap the benefits post- Merger.

Bridge Financing and Private Placement

FIIC planned the Bridge Financing and Private Placement, as described in detail under Items 1.01 and 2.01 above, to provide the initial funds necessary to establish the working capital reserves with the D.C. DISR in conjunction with the formation and licensing of FIIC’s planned insurance subsidiaries. FIIC has received funding from the Bridge Financing, and anticipates receipt of significant funding from the Private Placement within three to four months after the close of the Merger. The funds from the Bridge Financing will be used to repay outstanding loans from stockholders and to begin the preparation of the D.C. DISR filings required to seek the necessary licensing for and form the required insurance entities. The funds from the Private Placement will be used first to settle outstanding obligations under the Bridge Financing, if any, and any non-convertible debt outstanding, then to fund the necessary reserve accounts for the new insurance entities. As of its closing at November 30, 2005, FIIC estimates that the Bridge Financing cost it approximately $94,500 in legal, accounting, consulting and other related fees and expenses. FIIC anticipates that the Private Placement will cost it approximately $288,000 in such expenses and commissions.

Establishment and Licensing of Insurance Subsidiaries

FIIC’s planned revenue model primarily depends on its use and management of the FIIC Underwriting Data and Standards, as licensed from FIIC LLC, in support of the sale of Investor Protection insurance policies through FIIC RRG, with reinsurance and operational support provided by FIC and FGA, respectively. However, FIIC will be unable to launch its planned insurance operations and therefore cannot generate any operational revenues until these insurance entities are formed and licensed as required by the D.C. DISR. The key items required to complete this stage of FIIC’s start-up plan are the completion and submission of the licensing application and the funding of the required working capital reserves. FIIC is in the process of preparing the application for the establishment and licensing of the three entities, pending receipt of the funding necessary for the actuarial feasibility study required by the application. Further, the D.C. DISR requires a company to maintain one dollar in working capital on reserve for every $2.00 of insurance premium to be written prior to the establishment and licensing of a RRG. In support of FIIC RRG, FIIC will provide an initial reserve of $100,000 cash and an additional $400,000 pursuant to a FIIC, Inc. Surplus Note to satisfy the funding requirements. In support of FIC, FIIC will provide an initial reserve of $100,000 cash and an additional $300,000 pursuant to a FIIC, Inc. Surplus Note to satisfy the funding requirements. It is estimated that each Surplus Note would be repaid over a five-year period subject to the approval of the D.C. DISR. FIIC anticipates use of a significant portion of the Bridge Financing net proceeds towards the required actuarial feasibility study, but does not anticipate filing the completed application until after the Private Placement and Merger close and FIIC has the necessary capital to fund the required reserves. Once the application is filed, FIIC expects the operating structure for the three new insurance entities to be formally established and licensed within 90 days, including the licensing of FIIC RRG and FIC in the District of Columbia and at least one state, likely Ohio.

Capital Resources

On November 29, 2005, FIIC issued a $350,000 Senior Secured Promissory Note to Oceanus Value Fund, L.P. and closed the first phase of its Bridge Financing. After deducting costs related to the financing, FIIC received approximately $258,000 for use towards its start-up costs, which was held in escrow through February 28, 2006. As a result of the second phase of the Bridge Financing and the subsequent amendment of the securities purchase agreement, the balance on the NBYS Note issued in the second closing is now $92,000. In addition, as of February 28, 2006, FIIC had incurred $39,000 in principal under demand notes from stockholders and another $700,000 in principal under convertible notes. FIIC anticipates that the Private Placement, when completed, will result in gross equity financing of up to $2,500,000. After deduction of related fees and expenses, FIIC anticipates receipt of up to $2,212,000 net proceeds from the Private Placement.

As of December 31, 2005, FIIC had cash and cash equivalents of $1,714 and current liabilities of $1,066,612. As of December 31, 2005, FIIC had an accumulated operating deficit of $1,024,841, which has increased in the subsequent months.

Use of Available Funds

FIIC believes that upon the successful completion of the Private Placement, including the sale of all shares offered resulting in aggregate gross proceeds of $2,500,000, its current capital resources will be sufficient to cover all startup costs, reserve requirements and operating expenses for twelve months, including the anticipated initial six months of its insurance operations. FIIC currently anticipates allocating its capital resources as follows:

Debt Repayment

FIIC intends to use a portion of the net proceeds from the Bridge Financing to repay the principal and interest fees on its current demand notes from its stockholders, totaling $58,500. FIIC believes that its other currently outstanding convertible notes in the aggregate principal amount of $700,000 will convert into equity subsequent to the Merger and thus not require repayment. Post-Merger and upon completion of the Private Placement, if Oceanus does not choose to convert the NBYS Note and its accrued interest before such time, FIIC also intends to use the proceeds from the Private Placement, upon completion, to repay its obligations resulting from the Bridge Financing, which it anticipates will total approximately $368,000 at that time.

Entity Financing

As noted above, FIIC intends to fund the working capital reserves of FIIC RRG and FIC in the amounts of $500,000 and $400,000, respectively, from the net proceeds of the Private Placement. FIIC does not anticipate receiving repayment on the FIIC, Inc. Surplus Notes pursuant to which a portion of such reserve funding will be provided until these insurance entities are operational for at least one year. In addition, FIIC intends to provide FIIC RRG and FIC each with approximately $50,000 for formation and associated initial start-ups costs. FIIC also intends to provide FGA with initial working capital of $529,500, to fund its services in support of FIIC RRG and FIC, including regulatory reporting, backroom operations, underwriting, claims and accounting. The management agreement between FGA and each of the other insurance entities will detail which vendors and suppliers will be responsible for reinsurance support, legal services, accounting services, actuarial support, and other services beyond the abilities of FGA’s own personnel. FIIC anticipates that FGA’s operational expenses for the first six months of its management agreement with FIIC RRG and FIC will total approximately $270,000. Subject to this agreement, FIIC RRG and FIC will provide certain management fees to FGA for its services, but the initial grant of working capital will cover FGA’s start-up costs and ensure its ability to meet its contractual obligations until such time as the insurance operations are fully functional.

Operating Expenses

Any funds received beyond those needed to repay debt, fund the regulatory working capital reserves and provide the insurance entities initial working capital will be used for FIIC’s general corporate purposes, including initial product development, marketing and employee costs. Within the next twelve months, including the anticipated initial six months of its revenue-producing insurance operations, FIIC anticipates spending up to $175,000 on intellectual property rights and product development costs, including payment of the $100,000 owed to FIIC LLC under the license agreement for the FIIC Database Content and Technology, $46,000 on Dun & Bradstreet information fees, $7,000 on web services and support and $22,000 on the part-time employment of an information technology specialist. During this period, FIIC also anticipates incurring up to $197,000 in legal expenses relating to the launch of its operations and general corporate governance and $30,000 in audit-related expenses. FIIC also plans to spend up to $40,000 towards market development in the next twelve months, including designing and placing its advertising on-line and developing other sales tools. Other anticipated operating expenses during this initial period include payment of $96,000 in consulting fees which will become due post-Merger, approximately $20,000 in overhead expenses such as copy, fax and phone charges and basic travel expenses, and additional funds, as available, towards reducing FIIC’s accumulated deficit. There are no plans nor is there any necessity to purchase any significant equipment, beyond basic office computers and related technology.

Within the first six months of the launch of FIIC’s insurance operations, FIIC will rely on its executive officers, supported by independent consultants, to fulfill all operational functions. FIIC does not anticipate hiring additional part-time or full-time employees until it approaches the operational benchmark of 100 policies sold, although FIIC may continue partial or occasional payment of the accrued consulting fees, as disclosed in “Executive Compensation—Summary Compensation Table” above, earlier if there are available, unallocated funds. FIIC anticipates initiating payment of the projected executive salaries disclosed in that section shortly after the planned insurance subsidiaries are established and fully licensed for operations and each individual executes an employment agreement.

FIIC may also use a portion of the excess net proceeds from the Private Placement for the acquisition of complementary businesses, technologies or products. There are no contracts or agreements to do so, however.

Launch of Revenue-Producing Insurance Operations

Upon launch of its insurance operations, FIIC anticipates generating revenues primarily from the sale of its Investor Protection insurance policies and secondarily from the collection of licensing fees from other insurance carriers pertaining to the rights to use all copyrighted and protected intellectual property developed by or licensed to FIIC, including for educational, scientific, data mining or new business purposes. In the initial six months of FIIC’s insurance operations, FIIC projects issuing 17 policies at an average total investment per business of $250,000, generating an average premium of ten percent (10%) and thereby yielding $425,000 gross premiums revenue in this initial operational period. Based on FIIC’s analysis of new business starts in the Ohio area, its initial target market, FIIC believes that this level of performance represents a projected market penetration of about 0.23%. Further, FIIC will generate related revenues from its $50 fee per application, regardless of the number of resulting policies issued.

FIIC anticipates 27 applications within it initial six months of operations, generating gross application fee revenues of approximately $1,350. FIIC anticipates that actual premium rates will range from 8 to 18 percent based on the risk group of the subject business per the FIIC Underwriting Data and Standards, and that eventually the application fee may also become variable. FIIC also believes that beginning in year two of its operations overall average premium rates may slightly decline, reflecting lower rates for renewals, the potential impact of competition, and any actual claims experiences. FIIC believes that it may be able to write up to 2,000 policies per year its initial target geographic markets, but continues to project revenues and expenses on a significantly more conservative basis, since it is unknown how quickly the concept of the Investor Protection policy will penetrate the market and how swiftly competition may absorb some of the potential market.

Since the funds in the regulatory working capital reserves cannot be used to fund operations, FIIC, or subsequently the combined group, may also need additional capital to continue to adequately grow its business post-launch of its insurance operations. The amount of additional capital the combined group may need to raise through public or private equity or debt financings over the next few years will depend on many factors, including:

•	market acceptance and the growth rate of demand, if any, for FIIC’s Investor Protection policies;

•	the lead time required to execute and generate a revenue stream from customer contracts;

•	changes in the size of the required working capital reserve or other regulatory requirements;

•	availability of opportunities for strategic acquisition of other companies with technology, resources, customers or know-how that will further the growth of the FIIC’s insurance business; and

•	the accuracy of FIIC’s projections regarding its operating costs, including the costs of regulatory compliance, personnel, legal and accounting costs and the cost of funds.

The combined group cannot be certain that additional sources of liquidity will be available when needed in the future and that its actual cash requirements will not be greater than anticipated. If financing is not available when needed on favorable terms, FIIC would evaluate whether to scale back further development of FIIC’s insurance products and services, to limit its marketing activities, to sell some or all of its technology, intellectual property or assets, to merge with another entity, or to terminate its operations.

Off-Balance Sheet Arrangements

As of February 28, 2006, the Company had no off-balance sheet arrangements.

Critical Accounting Policies and Estimates

FIIC’s financial statements are prepared on the accrual basis and in conformity with generally accepted accounting principles for U.S. Companies (“U.S. GAAP”). Cash and cash equivalents are defined as cash and investments with maturity of less than three (3) months. Any prepaid costs are deferred and expensed at time of receiving services. Debt issuance costs are amortized based upon the lives of the respective debt obligations. FIIC’s management may be required to make estimates and assumptions that affect the reporting amount of assets and liabilities, the actual results of which could differ from those estimates.

Item 3.02 Unregistered Sales of Equity Securities.

On February 28, 2006, pursuant to the terms of the Merger Agreement by and between Nicklebys.com, Inc. (“Nicklebys”) , Nicklebys Acquisition Corp. and FIIC, Inc. (as described in Item 2.01 above), each share of FIIC, Inc. common stock (an aggregate of 12,668,377 shares) was converted into one share of Nicklebys’ common stock. Additionally, warrants to purchase 2,291,384 shares of FIIC, Inc. common stock and notes in an aggregate principal amount of $700,000 convertible into at least 1,661,538 shares of FIIC, Inc. common stock (without regard to the potential conversion of any accrued and unpaid interest) were assumed by Nicklebys at the closing of the Merger. The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving our securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended). Immediately following the closing of the Merger, Nicklebys executed an Agreement and Plan of Merger with FIIC Holdings, Inc., a Delaware corporation, for the purpose of reincorporating from the State of Colorado to the State of Delaware and concurrently changing its name to FIIC Holdings, Inc.

On February 28, 2006, pursuant to the Bridge Financing (as defined and discussed in Item 1.01 above), FIIC Holdings, Inc. (the “Registrant”) issued a $350,000 Senior Secured Convertible Promissory Note bearing annual interest at 12% (the “NBYS Note”) and a warrant to purchase 890,995 shares of the Registrant’s common stock (the “NBYS Warrant”). The Registrant issued the NBYS Note and NBYS Warrant in exchange for the $350,000 Senior Secured Promissory Note previously issued by FIIC, Inc. to Oceanus in November 2005. Immediately subsequent to execution of the securities purchase agreement and the issuance of the NBYS Note, the parties executed an amendment to the securities purchase agreement, extending the term of the NBYS Note, providing for partial repayment of the NBYS Note and releasing certain pledge agreements entered into in support of the NBYS Note.

The principal balance of $92,000 due on the amended NBYS Note is due and payable on the earlier of May 29, 2006 or the Registrant’s receipt of equity or debt financing in excess of $500,000. If the Registrant receives such financing prior to May 29, 2006, the Registrant must pay Oceanus the lesser of 50% of the amount of the financing or the balance owed on the note, including interest. Alternately, Oceanus may elect to convert the NBYS Note to shares of the Registrant’s common stock at any time at a rate of $1.00 per share, including accrued and unpaid interest. If the note remains unpaid and unconverted at such time that the closing price for the Registrant’s common stock equals or exceeds $3.00 per share for 20 consecutive trading days on the OTCBB, the trading volume for the common stock has been at least $250,000 per day for the 20 consecutive trading day period, and the shares allocated for the conversion are freely tradeable pursuant to an effective registration statement or Rule 144(k), then the note shall automatically convert at a rate of $3.00 per share.

On February 28, 2006, in conjunction with the issuance to Oceanus, the Registrant also issued Bridgewater Capital Corporation a warrant to purchase 35,000 shares of the Registrant’s common stock at $1.00 per share. The issuance of the NBYS Note, the NBYS Warrant and the warrants to Bridgewater were made investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving these securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

Item 3.03 Material Modification to Rights of Security Holders.

REINCORPORATION FROM COLORADO TO DELAWARE; NAME CHANGE

Overview of Reincorporation and Name Change

Upon closing of the Merger and consistent with the terms of the Merger Agreement, the Nicklebys.com, Inc. (“Nicklebys”) executed an Agreement and Plan of Merger with its newly-formed, wholly-owned subsidiary, FIIC Holdings, Inc., designed to result in:

•	a change in domicile of the public company from the State of Colorado to the State of Delaware, which means that the surviving company will be governed by the laws of the State of Delaware;

•	a change in corporate name from Nicklebys.com, Inc. to FIIC Holdings, Inc.;

•
the right of Nicklebys’ shareholders, including the former FIIC, Inc. stockholders, to receive one new share of FIIC Holdings, Inc., for each outstanding share of NBYS common stock held on the effective date of the Reincorporation and Name Change;

•	the FIIC 2005 Plan, assumed by Nicklebys in the Merger, becoming the stock option plan of FIIC Holdings, Inc.;

•	FIIC Holdings, Inc.’s Certificate of Incorporation becoming the Certificate of Incorporation of the surviving public corporation; and

•	FIIC Holdings, Inc.’s Bylaws becoming the Bylaws of the surviving public corporation.

Nicklebys then immediately filed a Statement of Merger with the Colorado Secretary of State and a Certificate of Merger with the Delaware Secretary of State, along with all necessary supporting documentation, to effectuate the reincorporation from the State of Colorado to the State of Delaware and concurrent name change of the public company. As a result of the reincorporation merger, FIIC Holdings, Inc. is the surviving public reporting company (the “Registrant”).

The board of directors and management of FIIC sought to reincorporate Nicklebys in the State of Delaware because Delaware is recognized for adopting comprehensive modern and flexible corporate laws, which are periodically revised to respond to the changing legal and business needs of corporations. For this reason, many major corporations have initially incorporated in Delaware or have changed their corporate domiciles to Delaware. Consequently, the Delaware judiciary has become particularly familiar with corporate law matters and a substantial body of court decisions has developed construing Delaware law. As a result, Delaware corporate law has been, and is likely to continue to be, interpreted in many significant judicial decisions, providing more flexibility in practice and more certainty in interpretation and application than currently exists under the corporate laws of the State of Colorado.

Effect of the Reincorporation and Name Change

The Name Change should not have any effect on the transferability of outstanding stock certificates. Outstanding stock certificates bearing the name “Nicklebys.com, Inc.” should continue to be valid and represent shares of “FIIC Holdings, Inc.” In the future, new stock certificates will be issued bearing the Company’s new name, but this will in no way affect the validity of any currently outstanding stock certificates. The Name Change will be reflected by book-entry. Stockholders that hold physical certificates should not destroy or send to the Registrant their common stock certificates. Those certificates should be carefully preserved by each stockholder, until the stockholder receives any further instructions from the Registrant or its transfer agent, Corporate Stock Transfer.

The rights of the Registrant’s stockholders are now governed by Delaware corporate law, rather than Colorado corporate law as previously governed the rights of Nicklebys’ shareholders. Because of differences between the Colorado Business Corporations Act and the Delaware General Corporate Law, as well as differences between Nicklebys’ governing documents and the governing documents for FIIC Holdings, Inc. (see Exhibits 3.2 and 3.3 attached hereto), the Reincorporation has changed the rights of prior Nicklebys shareholders. Summarized below are the most significant differences between the rights of shareholders under the Colorado law and prior Nicklebys governing documents and the rights of stockholders under the Delaware law and governing documents of FIIC Holdings, Inc. The summary below is not an exhaustive list of all differences or a complete description of the differences described, and is qualified in its entirety by reference to CBCA and the DGCL, the prior Nicklebys’ Articles of Incorporation and Bylaws and FIIC’s Certificate of Incorporation and Bylaws.

	Nicklebys.com, Inc. - Colorado	FIIC Holdings, Inc. - Delaware
Authorized Shares
Under the Nicklebys Articles of Incorporation, Nicklebys was authorized to issue a total of 100,000,000 shares of common stock, par value $.0001 per share, and 3,000,000 shares of preferred stock, par value $.0001 per share.

Under the FIIC Holdings Certificate of Incorporation, FIIC Holdings is authorized to issue a total of 100,000,000 shares of common stock, par value $.001 per share, and 3,000,000 shares of preferred stock, par value .$001 per share.

Election and Number of Directors	Pursuant to the Nicklebys Bylaws the number of directors may not be less than one. Directors were to be elected at each annual meeting. There were four directors in office prior to the Merger.
Pursuant to the FIIC Holdings Bylaws the number of directors may not be less than 3 nor more than nine. Directors will be elected by class as described in “Classified or Staggered Board.” Post-Merger there are five directors in office, with two vacant positions available for immediate appointment.

Indemnification of Directors
Under Section 7-109-102 of the CBCA, a corporation may indemnify a director or officer. The Nicklebys Articles of Incorporation provided for mandatory indemnification so long as the person has acted in good faith. The Articles of Incorporation also provided for advancement of expenses incurred to defend such an action, if the director or officer acted in good faith and in the best interest of the company.

Pursuant to Section 145 of the DGCL, a company may indemnify directors and officers. The FIIC Holdings Certificate of Incorporation and Bylaws provide for mandatory indemnification of former or current officers and directors of FIIC Holdings with respect to expenses incurred in any action brought against those persons as a result of their role with FIIC Holdings, if certain conditions are satisfied. Subject to certain conditions, the FIIC Holdings Certificate of Incorporation also provides for mandatory advancement of expenses incurred by those persons in defending such an action.

Par Value of Capital Stock; Surplus Capital	The concepts of par value, surplus and capital do not exist under the CBCA, though par value is permitted. Nicklebys’ common stock had a par value of $.0001.	Pursuant to Section 154 of the DGCL, Delaware law recognizes the concepts of par value and surplus capital. FIIC Holdings’ common stock has a par value of $.001.

Special Meetings
The Nicklebys Bylaws provided that special meetings, unless otherwise provided by statute, may be called by the president, the Board or by the president at the request of no less than 10% of the shareholders.
Pursuant to the FIIC Holdings Bylaws, a special meeting of the stockholders for the transaction of any proper business may be called at any time exclusively by the Board or the Chairman.

Action by Shareholders Without a Meeting
Section 7-107-104 of the CBCA and the Nicklebys Bylaws provided that any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting if all of the shareholders entitled to vote thereon consent to such action in writing.

Section 228(a) of the DGCL and the FIIC Holdings Bylaws permits stockholder action to be taken by less than unanimous written consent, if written consents are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and prompt notice of the action so taken by written consent of the requisite majority of the stockholders is given to the non-consenting stockholders.

Amendment to Articles or Certificate of Incorporation
Pursuant to Section 7-110-102 and 103 of the CBCA, amendments to the Articles of Incorporation had to be submitted to a shareholder vote if proposed either by the Board of Directors or by the holders of shares representing at least 10% of all of the votes entitled to be cast on the amendment. The Board of Directors must recommend the amendment to the shareholders, unless the amendment is being proposed by the shareholders, or unless the Board of Directors determines that because of a conflict of interest or other special circumstances it should make no recommendation with respect to the amendment. The Nicklebys Articles of Incorporation could be amended by affirmative vote of the shareholders of at least a majority of the shares entitled to vote at a meeting called for that purpose or, when authorized, by written consent.

Under Section 241 of the DGCL and the FIIC Holdings Articles of Incorporation, an amendment or change to the certificate of incorporation generally requires the approval of the board of directors, followed by the approval of such amendment by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon. When an amendment of the certificate would adversely affect the rights of a class of stock or the rights of a series of a class, Delaware corporate law provides that the enactment of the amendment also requires the affirmative vote of the holders of a majority of the outstanding shares of such class or series.

Dissenters’ Rights of Appraisal
Pursuant to Section 7-113-101 and 102, Colorado law gives shareholders appraisal rights over (1) a merger to which the Colorado corporation is a party if (i) approval by the shareholders is required for the merger or (ii) the Colorado corporation is a subsidiary and is merged with its parent where approval of the shareholders is not required; (2) a plan of exchange where the Colorado corporation is a party as the corporation whose shares will be acquired; a sale, lease, exchange or other disposition of all, or substantially all, of the property of the Colorado corporation; (3) a sale, lease, exchange or other disposition of all, or substantially all, of the property of an entity controlled by the Colorado corporation if the shareholders of the Colorado corporation were entitled to vote; and (4) a reverse stock split that reduces the number of shares owned by the shareholder to a fraction of a share if the fractional shares is to be acquired for cash.
Colorado corporate law does not provide appraisal rights in connection with a merger or consolidation to the owner of shares that is listed on a national securities exchange or is held by more than 2,000 shareholders.

Pursuant to Section 262 of the DGCL, appraisal rights are only available with respect to a merger or consolidation of a corporation under certain limited circumstances. No appraisal rights are provided in the case of a sale or transfer of all or substantially all of the corporation’s assets or an amendment to the corporation’s certificate of incorporation. Moreover, Delaware corporate law does not provide appraisal rights in connection with a merger or consolidation to the owner of shares that is listed on a national securities exchange or is held by more than 2,000 stockholders.

Business Combination Law	The CBCA does not contain any business combination provisions.
Section 203 of the DGCL provides for a three-year moratorium on certain business combination transactions with “interested stockholders” (generally, persons who beneficially own 15% or more of the corporation’s outstanding voting stock). FIIC Holdings has not opted out of Section 203 of the DGCL in its governing documents.

Classified or Staggered Board	Under Section 7-108-106, staggered boards are allowed in 2 or 3 groups. However, as provided in the Nicklebys Bylaws, all directors of the Company were to be elected annually.
Under Section 141(d) boards are allowed in 1, 2 or 3 classes. Pursuant to the FIIC Holdings Bylaws, the directors of the Corporation shall be divided into three classes—Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the first regularly-scheduled annual meeting of the stockholders, the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders. At each annual meeting of stockholders, commencing with the first regularly-scheduled annual meeting of stockholders, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. The FIIC board currently has two Class I vacancies.

Franchise Tax	Colorado does not have a franchise tax.	Section 501 of the DGCL requires corporations to pay a franchise tax annually.

POST-MERGER DESCRIPTION OF SECURITIES

Common Stock

The Registrant is authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share, of which 13,866,983 shares are currently issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders. Holders of the Registrant’s common stock (i) have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors; (ii) are entitled to share ratably in all of the Registrant’s assets available for distribution upon liquidation, dissolution or winding up; and (iii) do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions. All issued shares of the Registrant’s common stock are fully paid for and non-assessable.

Preferred Stock

The Registrant is authorized to issue 3,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are currently issued and outstanding. The preferred stock may be issued in one or more series and the Registrant’s Board of Directors, without further approval from its stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

Stock Options

In connection with the Merger, the Registrant assumed the FIIC 2005 Plan, under which 1,854,883 shares of common stock are reserved for issuance. At the effective time of the Merger, FIIC, Inc. had no options outstanding under the FIIC 2005 Plan.

Warrants and Convertible Notes

In connection with the Merger, the Registrant assumed warrants to purchase shares of common stock and notes convertible into shares of common stock on the same terms and conditions as previously issued by FIIC, Inc. Immediately after the closing of the Merger, FIIC, Inc. had warrants to purchase 3,217,379 shares of common stock and notes convertible into at least 1,753,538 shares of common stock outstanding.

MARKET PRICE OF THE REGISTRANT’S COMMON STOCK

The price of the Registrant’s common stock will likely fluctuate in the future. The stock market in general has experienced extreme stock price fluctuations in the past few years. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies have experienced dramatic volatility in the market prices of their common stock. The Registrant believes that a number of factors, both within and outside its control, could cause the price of the Registrant’s common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of its common stock:

•	The Registrant’s ability to obtain additional financing and, if available, the terms and conditions of the financing;

•	The Registrant’s financial position and results of operations;

•	Concern as to, or other evidence of, the reliability and efficiency of the Registrant’s proposed products and services or its competitors’ products and services;

•	Announcements of innovations or new products or services by the Registrant or its competitors;

•	U.S. federal and state governmental regulatory actions and the impact of such requirements on the Registrant’s business;

•	The development of litigation against the Registrant;

•	Period-to-period fluctuations in the Registrant’s operating results;

•	Changes in estimates of the Registrant’s performance by any securities analysts;

•	The issuance of new equity securities pursuant to a future offering or acquisition;

•	Changes in interest rates;

•	Competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	Investor perceptions of the Registrant; and

•	General economic and other national conditions.

DELAWARE ANTI-TAKEOVER LAW AND CHARTER AND BYLAW PROVISIONS

The Registrant is subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

The Registrant’s certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control of the Registrant, including changes a stockholder might consider favorable. In particular, the Registrant’s certificate of incorporation and bylaws, as applicable, among other things, will:

•	provide the Registrant’s board of directors with the ability to alter its bylaws without stockholder approval;

•	provide for an advance notice procedure with regard to the nomination of candidates for election as directors and with regard to business to be brought before a meeting of stockholders;

•	provide that vacancies on the Registrant’s board of directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring the Registrant, even if doing so would be beneficial to its stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Registrant’s board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of the Registrant. These provisions are designed to reduce the Registrant’s vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. The Registrant believes that the benefits of increased protection of its potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Registrant outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for the Registrant’s shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in the Registrant’s management.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 13, 2006, prior to the closing of the Merger, Cordovano and Honeck LLP resigned as the Registrant’s independent certified public accountants and the Registrant engaged Miller and McCollom, Certified Public Accountants, to audit its financial statements for the fiscal year ended December 31, 2005, as reported on a Current Report on Form 8-K/A dated February 17, 2006.

On March 6, 2006, the FIIC board of directors accepted the resignation of Schoonover Boyer + Associates as FIIC, Inc.’s independent registered certified public accountants. Schoonover Boyer + Associates audited FIIC’s financial statements for the fiscal year ended December 31, 2005. Schoonover Boyer + Associates’ audit report does not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audit of the Company's financial statements prepared for the fiscal year ended December 31, 2005, the Company had no disagreements with Schoonover Boyer + Associates on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Schoonover Boyer + Associates, would have caused the auditors to make reference to the subject matter of such disagreements in connection with their audit report as required by Item 304(a)(1)(iv)(A) of Regulation S-B. The Company has provided Schoonover Boyer + Associates a copy of this report prior  to its filing with the SEC and requested Schoonover Boyer + Associates furnish a letter addressed to the SEC stating whether Schoonover Boyer + Associates agrees with the above statements.  A letter from Schoonover Boyer + Associates is attached as Exhibit 16.1 to this Form 8-K.

On March 6, 2006, the Registrant’s board of directors engaged Russell Bedford Stefanou Mirchandani LLP to audit the Registrant’s financial statements for the year ended December 31, 2006, and to review the Registrant’s quarterly financial statements for the three quarters of 2006.

During the fiscal years ending December 31, 2004, 2003 and 2002, including the subsequent interim periods through September 30, 2005, and prior to the appointment of Miller McCollum and Russell Bedford Stefanou Mirchandani LLP, neither the Registrant, or anyone on its behalf, consulted with Cordovano & Honeck LLP, Schoonover Boyer + Associates, Miller McCollum or Russell Bedford Stefanou Mirchandani LLP regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

Item 5.01  Changes in Control of Registrant.

OVERVIEW

On July 19, 2005, the Registrant, along with Merger Sub and the NBYS Canceling Shareholders (as defined in Item 2.01, “Principal Terms of the Merger”) entered into an Agreement and Plan of Merger with FIIC, Inc., pursuant to which the Registrant would be acquired by FIIC, Inc. in a merger transaction wherein Merger Sub would merge with and into FIIC, Inc., with FIIC, Inc. being the surviving corporation. On February 28, 2006, the Merger closed and FIIC, Inc. became a wholly-owned subsidiary of the Registrant. The Merger resulted in a change-of-control of the Registrant and the assumption of FIIC, Inc.’s operations and liabilities.

Immediately prior to the Merger, the Registrant effectuated a 1-for-2.00317 reverse stock split of its common stock and caused 500,000 pre-split shares of common stock held by the NBYS Canceling Shareholders (Scott Thornock, Bruce Capra, Paul Zueger, Michael Tanner, and James Watson) to be cancelled and extinguished. In consideration for the Share Cancellation, FIIC paid an aggregate sum of $200,000 to the NBYS Canceling Shareholders.

Just prior to the Merger, the individuals currently serving as the Registrant’s board of directors appointed James W. France, Robert V.R. Ostrander, Kevin Loychik, Brent Peterson and Dean Barrett, each of whom was a director of FIIC, Inc., to the Registrant’s board of directors. Scott Thornock, Bruce Capra, Paul Zueger and Wayne Yakes, M.D., then resigned as officers and directors of the Registrant, contingent and effective upon the closing of the Merger. In addition, concurrent with the closing of the Merger, the Registrant’s board appointed James W. France as its President and Chief Executive Officer, James E. Bowser as Chief Operating Officer and Executive Vice President, Wade Estep, CPA as Chief Financial Officer and Robert V.R. Ostrander as Vice President of Marketing, Sales and Distribution and Secretary.

At the effective time of the Merger:

•	the Registrant merged the Merger Sub with and into FIIC, Inc. and the separate corporate existence of the Merger Sub ceased;

•	the Registrant issued 12,668,377 shares of its common stock on a post-split, one-for-one basis in exchange for 100% of the issued and outstanding shares of FIIC, Inc.’s common stock;

•
the Registrant assumed all outstanding warrants to purchase shares of FIIC, Inc.’s common stock and all outstanding notes convertible into shares of FIIC, Inc.’s common stock on the same terms and conditions as previously issued by FIIC, Inc.;

•	the Registrant adopted the FIIC 2005 Plan as its own plan;

•
in exchange for cancellation of a certain debt owed to Mr. Capra by Nicklebys prior to the effective date of the Merger Agreement, the Registrant distributed its remaining assets held prior to the Merger to Mr. Capra, all of which were works of art which Nicklebys failed to sell during the liquidation of its inventory and which have been deemed unsaleable on Nicklebys’ financial statements;

•	the Registrant discharged approximately $87,000 of its pre-closing liabilities with cash consideration provided by FIIC

•
the Registrant issued a senior secured convertible notes and warrant in exchange for FIIC, Inc.’s outstanding note from its Bridge Financing, and issued related warrants to FIIC Inc.’s bridge financing consultant; and

•	FIIC’s senior management took over management of the combined group.

As a result of the Merger, the Registrant is the parent corporation of FIIC, Inc., and FIIC, Inc. survives as its wholly-owned subsidiary and the holding company for the planned insurance operating entities. Former FIIC, Inc. stockholders are now holders of the Registrant’s common stock, and FIIC, Inc. warrantholders and noteholders became holders of options, warrants and notes, respectively, to acquire shares of the Registrant’s common stock. The holder of the senior secured promissory note issued in the Bridge Financing received a replacement note convertible into shares of the Registrant’s common stock and a warrant to purchase shares of the Registrant’s common stock. Immediately prior to the closing of the Merger, FIIC, Inc. had outstanding 12,668,377 shares of common stock, no options to purchase shares of common stock, warrants to purchase 2,291,384 shares of common stock, and notes convertible into at least 1,661,538 shares of common stock. Immediately after the closing of the Merger, the Registrant had 13,866,983 outstanding shares of common stock, no options to purchase shares of common stock, warrants to purchase 3,217,379 shares of common stock, and notes convertible into at least 1,753,538 shares of common stock. Based on the number of shares of common stock of the Registrant outstanding immediately after the closing of the Merger, the pre-Merger Nicklebys shareholders currently own approximately 8.6% of the Company’s issued and outstanding shares of common stock.

After the Merger was concluded, the Registrant reincorporated from the State of Colorado to the State of Delaware and changed its corporate name to FIIC Holdings, Inc.

The transaction contemplated by the Merger Agreement is intended to be a “tax-free” incorporation pursuant to the provisions of Section 351 and 368(a)(i)(A) of the Internal Revenue Code of 1986, as amended.

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

Prior to the Merger, Scott Thornock, Bruce Capra, Paul Zueger and Wayne Yakes, M.D., served as directors, Mr. Thornock served as Chief Executive Officer, President, Secretary, and Treasurer, and Mr. Capra served as Chief Financial Officer of the Registrant.

Upon closing of the Merger, the following individuals were named to the board of directors and executive management of the Registrant:

Name	Age	Position
James W. France	58	President, Chief Executive Officer and Director
James E. Bowser	59	Chief Operating Officer and Executive Vice President
Wade Estep, CPA	58	Chief Financial Officer
Robert V.R. Ostrander	60	Vice President, Secretary and Director
Kevin Loychik	39	Director
Brent Peterson	50	Director
Dean Barrett	61	Director

James W. France became FIIC’s President, Chief Executive Officer and a director at its inception in January 2005. Mr. France served as Sole Manager of FIIC Research and Development, LLC (“FIIC LLC”) from August 2000 through the present and is anticipated to remain in these dual roles at least through December 2006. Mr. France began developing the concept for FIIC, Inc. and its Investor Protection policy in 1983. From January 2002 to March 2003, Mr. France also served as Chief Executive Officer of SkyFrames, Inc., a satellite communications company. Mr. France was a licensed underwriter for the Penn Mutual Insurance Company from 1970 to 1972, specializing in corporate financial planning and a licensed securities representative with Greater Ohio Securities, Inc. and Massachusetts Mutual Insurance Company in 1973. In 1986, he co-founded Digiboard International Corp., which went public in 1990. In 1988, Mr. France became CEO for Scriptel Holding, Inc., which was responsible for the development of a new electronic interface used by pen based computer devices. In addition, throughout Mr. France’s business career he has established several small businesses in the field of advertising media, technology and corporate finance.

James E. Bowser became FIIC’s Chief Operating Officer and Executive Vice President in January 2005. Since October 1998, Mr. Bowser has served as Chief Executive Officer of Manchester Exchange Investment Company, a small business incubator. He has a wide range of business and public company experience, specializing in asset management, distribution, training and business statistics. Mr. Bowser has over 20 years experience in investment banking, focused on small businesses. He holds a B.S. and M.S. in Food Science & Technology from Ohio State University and an M.B.A. from the University of Dayton, Ohio.

Wade Estep, CPA, joined FIIC as its Chief Financial Officer in March 2005. Mr. Estep has been a Certified Public Accountant in the State of Ohio for over thirty years, and has been a sole practitioner of tax and consulting services since 1992. His prior work experience includes positions with Coopers and Lybrand (now PricewaterhouseCoopers) and a real estate property management company. He currently holds a Series 6 securities license and formerly held an Ohio Life, Accident and Health Insurance license. He has been an elected official Clerk Treasurer in Blendon Township, Franklin County, Ohio for over 18 years. Mr. Estep obtained a B.S. degree in accounting from Miami University, Oxford, Ohio.

Robert V.R. Ostrander joined FIIC at its inception in January 2005 as its Vice President of Marketing, Sales and Distribution, Secretary and as a director. Since January 1992, Mr. Ostrander has also served as President of Omni Financial Securities, a financial planning firm. Concurrently, Mr. Ostrander has engaged in insurance sales duties for Manex Risk Management, an insurance company, since January 1981. He has also served as Chairman of the Board of Manchester Exchange Investment Company since October 1998. Mr. Ostrander began his financial career in 1968 as an educator in financial planning, risk management, and business investing, including work experience in these areas with AT&T, Battelle Memorial Institute, Riverside Hospital, and Liquibox. In 1983, he developed a 160-page questionnaire-driven process intended to help businesses identify critical needs and to reduce up to 80% of the items in an operating expense statement. From 1997 to 2005, he served on the board of Pinnacle Data Systems, Inc. (AMEX: PNS). He is a NASD Licensed Broker with Series 7, 24 and 63, and is licensed in the State of Ohio to sell Life, Accident and Health Insurance and Annuities. Mr. Ostrander also holds a Property and Casualty Insurance License in Ohio. Mr. Ostrander holds a B.S. in Mathematics from Otterbein College.

Kevin Loychik has been a member of the board of directors of FIIC since its inception in January 2005. Since February 1998, Mr. Loychik has served as Vice President and Chief Operating Officer of Ohio Auto Delivery, Inc., a transportation services company. He is a graduate of Youngstown University with a B.S.B.A. in accounting with a minor in management.

Brent Peterson has been a member of the board of directors of FIIC since its inception in January 2005. Mr. Peterson is the founder of Glenwood Financial Corp., and has served as its President since establishing the company in 1994. Glenwood provides consulting services on corporate finance, mergers & acquisitions and investor relations to its corporate clients, both public and private. Prior to starting Glenwood, he was a senior executive consultant with Health Management, Inc. (HMI), a company involved in HMO management and providing consulting services to the Assisted Living industry. While at HMI, Mr. Peterson was responsible for all areas dealing with the public ownership of the company and was instrumental in structuring a transaction where another company subsequently acquired HMI. From 1980 to 1990 Mr. Peterson was in the securities industry where he acted as a retail broker, trader, General Securities Principal, and a Financial Operations Principal. While in this field he held the NASD Series 7, Series 24, Series 27 and life insurance licenses.

Dean Barrett has been a member of the board of directors of FIIC since its inception in January 2005. Since April 2001, Mr. Barrett has been Principal Manager of Corporate Management Solutions, LLC, a financial consulting business. From May 1990 to February 2001, Mr. Barrett was the Group Vice President of National Bank of Canada’s U.S. subsidiary, and previously served as the Bank of New England’s Executive Vice President until is was acquired by National Bank of Canada. Mr. Barrett has over 34 years of banking industry experience.

Other Key Personnel

In addition to the directors and executive officers listed above, FIIC expects the following individuals to play an integral role in the launch and growth of its insurance operations. Also, FIIC will seek to employ experienced claims adjusters, auditing managers, underwriters and insurance executives as part of the broader management team, requiring at least five years hands on experience, principally in the bond field or with indemnity coverage.

Hubert T. McDonald, 75, will serve as FIIC’s Vice President of Administration. Since September 1999, Mr. McDonald has served as the President of Manchester Exchange Investment Company. Mr. McDonald has a manufacturing, investment banking and financial background. As a Certified Financial Planner, Chartered Financial Consultant and past NASD Licensed Broker with Series 7, 24 and 63, he is licensed in the State of Ohio for Life, Accident and Health Insurance. He holds a B.S. in Business from Northern Illinois, an M.S. in Business from Loyola University, Chicago, and an M.B.A. from Dayton.

Thomas M. O’Leary, 62, will serve as FIIC’s Vice President of Underwriting. Prior to joining FIIC, Mr. O’Leary was a private investor and a consultant within the electronics industry. Since 1996, he has also served on the board of directors of Pinnacle Data Systems (AMEX: PNS). He retired in 1996 after over 30 years with AT&T/Lucent Technologies, where he worked in manufacturing, management, and operations. He also served as a member of the Worthington School District Board of Education from 1996 to 2001. He holds a B.S. in math and systems engineering from Illinois State University and a Certificate from the Pennsylvania State University Executive Management Program.

Scott Smith, 39, will serve as FIIC’s Vice President of Information Technology. Since 1987, Mr. Smith has been employed as a researcher in the National Security Division at Battelle Memorial Institute, most recently specializing in configuration management for the ISO 9001 Certified Electronics and Avionic Systems Product Line. During his 19 year career at Battelle, Mr. Smith has been a team member on numerous national security related projects, and a leader in the development of several business management systems. Mr. Smith is a commercially rated pilot and is pursuing a B.S. in Aviation from Utah Valley State College.

FIIC also intends to contract with Camelback Captive & Risk Management Services, LLC, for its initial operations management. Led by its founder, Richard Marshall, Camelback Captive specializes in the management of risk retention groups and captive reinsurance companies. Mr. Marshall has over 20 years experience in the alternative risk transfer mechanism arena, both in the private and public sectors. Mr. Marshall was the first captive insurance administrator of the Arizona Department of Insurance, where he was responsible for the development, licensing and monitoring of Arizona-domiciled Captive and Risk Retention Groups. During his two year tenure, Arizona issued licenses. Mr. Marshall has also held senior management positions with several insurance organizations, including Meadowbrook Insurance Group and Frontier Insurance Group, focusing on other forms of alternative risk transfer mechanisms, both domestically and offshore.

Family Relationships

There are no family relationships among the individuals comprising FIIC’s board of directors, management and other key personnel.

Board and Management Committees

Concurrent with the closing of the Merger, the Registrant’s board of directors adopted an Audit Committee Charter and appointed Dean Barrett, Brent Peterson and Kevin Loychik to serve as members of the Audit Committee. These individuals are all independent directors as defined by Section 10A(m) of the Exchange Act of 1934 and the rules promulgated thereunder, and Mr. Loychik qualifies as a financial expert pursuant to Item 401 of Regulation S-K. The board also appointed Mr. Loychik as Chairman of the Audit Committee.

Concurrent with the closing of the Merger, the Registrant’s board of directors adopted a Compensation Committee Charter and appointed Dean Barrett, Brent Peterson and Kevin Loychik to serve as members of the Compensation Committee. The board also appointed Mr. Barrett as Chairman of the Compensation Committee.

Concurrent with the closing of the Merger, the Registrant’s management adopted and the board of directors ratified a Disclosure Committee Charter, designed to ensure that accurate and complete information regarding the Registrant and its operations and financial performance is provided to its stockholders and the investment community in a timely manner and in compliance with the requirements of applicable securities laws. The charter appoints the Registrant’s Chief Financial Officer, Chief Operating Officer and Corporate Secretary (Wade Estep, James Bowser, and Robert V.R. Ostrander, respectively) as standing members of the Disclosure Committee, with additional members to be appointed by the Chief Executive Officer and Chief Financial Officer in their discretion. Mr. Ostrander shall serve Chairman of the Disclosure Committee.

EXECUTIVE COMPENSATION

Summary Compensation Tables

Prior to the effective time of the Merger, to compensate certain executive officers, directors and key personnel for their services during the period of initial organization, the negotiation and consummation of the Merger and the launch of FIIC’s plan of operation, FIIC accrued monthly consulting fees from February 1, 2005 through September 30, 2005.  As of February 28, 2006, FIIC has paid the monthly consulting fees earned by the listed individuals from October 1, 2005 to February 28, 2006.

Name	Position	Consulting Fees Accrued as of February 28,2006	Consulting Fees Paid as of February 28, 2006
James France	Chief Executive Officer and President	$ 56,000	$ 35,000
James Bowser	Chief Operating Officer and Executive Vice President	$ 24,000	$ 15,000
Wade Estep	Chief Financial Officer	$ 24,000	$ 15,000
Robert Ostrander	Vice President of Marketing, Sales and Distribution, Secretary and Director	$ 24,000	$ 15,000
Hubert McDonald	Vice President of Administration	$ 24,000	$ 15,000
Thomas O’Leary	Vice President of Underwriting	$ 24,000	$ 15,000
Scott Smith	Vice President of Information Technology	$ 24,000	$ 15,000

The following table sets forth the anticipated annual compensation of FIIC’s chief executive officer and each of the four other likely most highly compensated officers, which FIIC will begin incurring once its insurance business becomes fully operational and the named individuals execute employment agreements.

Name	Position	Salary
James W. France, Jr.	President, Chief Executive Officer	$ 200,000
James Bowser	Chief Operating Officer and Executive Vice President	$ 136,000
Thomas O’Leary	Vice President of Underwriting	$ 90,000
Scott Smith	Vice President of Information Technology	$ 90,000
Robert Ostrander	Vice President of Marketing, Sales and Distribution, Secretary	$ 75,000

Option Grants and Exercises Since Inception

As of the closing of the Merger, FIIC has not issued any options, as executive compensation or otherwise, under the FIIC 2005 Plan, and does not anticipate issuing any options, as executive compensation or otherwise, until it is able to register the FIIC 2005 Plan.

Equity Compensation Plan Information

FIIC 2005 Plan

FIIC anticipates that it will issue options in the future under its FIIC 2005 Plan to its employees, including executive officers, as compensation. The level of options awarded for an annual period will be based upon salary levels and company and individual performance factors, however FIIC has not yet established definitive criteria. However, FIIC does not anticipate issuing any options, as executive compensation or otherwise, until it is able to register the FIIC 2005 Plan.

Director Compensation

FIIC has not yet established a definitive plan for compensation of its non-management directors, however it anticipates that it will likely provide such directors nominal stock options pursuant to the FIIC 2005 Plan and reimbursement of costs arising from their director duties. To date, FIIC has not provided any compensation to its non-management directors.

Employment and Severance Arrangements

As noted above, to date the efforts of FIIC’s executive officers and key personnel are primarily for no, nominal and/or deferred compensation.  FIIC intends to enter formal employment agreements with all of its executive officers and key personnel in the months following the close of the Merger.  On February 7, 2006, FIIC executed a written consulting agreement with Jim France documenting his pre-closing consulting arrangement and confirming the continuance of such arrangement post-closing until such time as FIIC has sufficient funds to formalize the terms of and execute an employment agreement with Mr. France.   FIIC anticipates that the terms of all of its employment agreements with its officers will provide for cash and equity compensation an appropriate level for a start-up company, but also recognize the professional experience and forms of expertise each individual brings to FIIC’s business.  FIIC also anticipates that its employment agreements will include provisions setting forth any severance arrangements, as well as confidentiality and non-competition clauses.

RELATED PARTY TRANSACTIONS

Database Access and Content License, Hosting and Support Agreement

James W. France is the founder, President, Chief Executive Officer and a director of FIIC. Mr. France is also the founder of and serves as the sole Manager of FIIC Research and Development, LLC (“FIIC LLC”), formed to explore the feasibility of the concept of the Investor Protection Policy and to develop the initial data and technology on which the underwriting process for such policies would rely. A number of other individuals serving as FIIC’s initial executive officers and key personnel are also providing operational leadership or serving as consultants for FIIC LLC, including James Bowser, Thomas O’Leary and Scott Smith.

On March 17, 2005, FIIC entered into a Database Access and Content License, Hosting and Support Agreement with FIIC LLC; the parties amended this agreement on November 7, 2005, in relation to the Bridge Financing. FIIC LLC has developed an extensive database of insurance underwriting data and standards for use in connection with insurance policies that insure investors against the risk of the loss of capital in certain business entities (the “Database”). FIIC LLC hosts the Database, and makes available specially-designed supporting software applications, together with workflow definitions, decision processes and models for managing such applications and utilizing the Database (collectively, the “Database Technology”). FIIC obtained an exclusive and perpetual license to access the Database and to use the Database Technology to obtain the underwriting data, standards and other information that the Database contains for the purpose of underwriting its Investor Protection policies. FIIC also has the right to grant nonexclusive sublicenses to third parties involved in underwriting Investor Protection policies. Pursuant to the agreement, FIIC LLC shall continue to host, maintain and augment the Database and the Database Technology. Additionally, under the agreement, FIIC LLC continues to retain all right, title and interest in and to the intellectual property rights in and underlying the Database Technology.

In consideration for the license, FIIC issued to FIIC LLC 9,792,000 shares of its common stock and 5-year warrants to purchase 1,808,307 shares of its common stock at an exercise price of $0.87 per share, and owes FIIC LLC $100,000. As a result, the current members of FIIC LLC are also all stockholders of FIIC. FIIC believes that the license agreement was entered into on terms no more or less favorable to FIIC than could have been obtained by an unaffiliated third party.

Loans from Directors, Officers, FIIC Stockholders and Affiliated Parties

In August 2005, FIIC executed unsecured promissory notes in favor of four of its existing stockholders — Robert Hernandez, Peter Slyman, John P. Schinas and Dennis Leukart - in an aggregate principal amount of $39,000, which were amended in January 2006, are now due in full on March 31, 2006, or earlier upon demand, along with aggregate accrued interest fees of $19,500. As of December 31, 2005, FIIC had also received and not yet repaid unsecured, non-interest bearing advances totaling approximately $4,500 from FIIC R&D, LLC. The funds were used to cover expenses related to FIIC’s efforts to obtain bridge financing and to close the Merger.

FIIC has also been receiving and repaying advances on a regular basis from its President and Chief Executive Officer, James W. France. On October 21, 2005, FIIC executed an unsecured promissory note in the principal amount of $14,223.15, reflecting prior advances made by Mr. France, with interest at 5% per annum. FIIC used these funds to cover expenses incurred in support of the pending Merger, including payment of professional fees and costs incurred in obtaining the Bridge Financing with Oceanus. As of October 27, 2005, FIIC had repaid the principal amount of the advances covered by the note and Mr. France deemed FIIC’s obligations under the note fully satisfied. As of December 31, 2005, FIIC owed Mr. France reimbursement for accrued business expenses of $2,140.

Facilities

FIIC’s executive offices are located in Columbus, Ohio, in space leased from Manchester Exchange Investment Company. James Bowser, FIIC’s Chief Operating Officer and Executive Vice President has served as Chief Executive Officer of Manchester Exchange Investment Company, a small business incubator, since 1998, and Robert Ostrander, FIIC’s Vice President of Marketing, Sales and Distribution, Secretary and a director of FIIC, has served as Chairman of the Board of Manchester Exchange Investment Company since 1998. Effective February 1, 2005, FIIC has been obligated to pay Manchester Exchange Investment Company $5,000 per month for use of its office space. As of December 31, 2005, $12,000 of the amount owed had been paid and $43,000 has been accrued.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY

Under Section 145 of the General Corporation Law of the State of Delaware, the Registrant can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant’s certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The Registrant’s bylaws provide for the indemnification of its directors to the fullest extent permitted by the Delaware General Corporation Law. The Registrant’s bylaws further provide that its Board of Directors has discretion to indemnify its officers and other employees. The Registrant is required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. The Registrant is not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by its Board of Directors by a majority vote of a quorum of disinterested Board members that (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to the Registrant or its stockholders and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of its bylaws.

The Registrant has been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the Registrant’s payment of expenses incurred or paid by its director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Registrant may enter into indemnification agreements with each of its directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. As of the Effective Time of the Merger, the Registrant has not entered into any indemnification agreements with its directors or officers, but may choose to do so in the future. Such indemnification agreements may require the Registrant, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of the Registrant’s directors, officers or employees in which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT FOLLOWING THE MERGER

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options, warrants or convertible notes held by that person that are currently exercisable or convertible or become exercisable or convertible within 60 days of the estimated closing of the Merger are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Immediately prior to the closing of the Merger, FIIC, Inc. had outstanding 12,668,377 shares of common stock, no options to purchase shares of common stock, warrants to purchase 2,291,384 shares of common stock and notes immediately convertible into at least 1,661,538 shares of common stock. Immediately after the closing of the Merger, the Registrant had 13,866,983 outstanding shares of common stock, no options to purchase shares of common stock, warrants to purchase 3,217,379 shares of common stock and notes immediately convertible into at least 1,753,538 shares of common stock.

The following table sets forth certain information with respect to beneficial ownership of the Company common stock immediately after the closing of the Merger based on 13,866,983 outstanding shares of common stock, by:

•	Each person known to be the beneficial owner of 5% or more of the outstanding common stock of the Registrant;

•	Each executive officer;

•	Each director; and

•	All of the executive officers and directors as a group.

Unless otherwise indicated in the table or its footnotes, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated in the table or its footnotes, the address of each stockholder listed in the table is c/o FIIC Holdings, Inc., 1585 Bethel Road, First Floor, Columbus, Ohio 43220.

Name and Address of Beneficial Owner	Title	Beneficially Owned Post-Merger(1)	Percent of Class

James W. France	President, Chief Executive Officer & Director	672,923(2)	4.82%
James E. Bowser	Chief Operating Officer & Executive Vice President	121,842(3)	*
Wade Estep, CPA	Chief Financial Officer	-	-
Robert V. R. Ostrander	Vice President, Secretary & Director	121,842(4)	*
Kevin Loychik	Director	280,781(5)	2.02%
Brent Peterson	Director	-	-
Dean Barrett	Director	1,081,657(6)	7.71%
Robert Hernandez		875,514(7)	6.25%
John P. Schinas Trust		2,326,806(8)	16.35%
Corporate Management Solutions, LLC 22021 Brookpark Road Suite 100 Fairview Park, Ohio 44126		871,960(9)	6.23%
Bridge Finance Partners LLC 5318 E. 2nd Street Suite 491 Long Beach, California 90803		823,077(10)	5.93%
Accelerate-Financial, Inc. 11 Orchard Road Suite 109 Lake Forest, California 92630		825,000	5.95%
Oceanus Value Fund, L.P. 225 North Market Street, Suite 220 Wichita, Kansas 67202		982,995(11)	6.62%
All executive officers and directors as a group (7 persons)		2,279,045	16.03%

______________________
(1)  The calculation of beneficially owned shares and total percentages of beneficial ownership do not include any shares that may be issued upon conversion of any accrued interest on the outstanding convertible notes.
(2)  Includes 101,922 warrants to purchase shares of the Registrant’s common stock at any time at an exercise price of $0.87 per share. In conjunction with the issuance of the NBYS Note in the Bridge Financing and its subsequent amendment, 571,000 of Mr. France’s shares are subject to a pledge agreement in favor of Oceanus Value Fund, L.P.
(3)  Includes 18,842 warrants to purchase shares of the Registrant’s common stock at any time at an exercise price of $0.87 per share.
(4)  Includes 18,842 warrants to purchase shares of the Registrant’s common stock at any time at an exercise price of $0.87 per share.
(5)  Includes 43,781 warrants to purchase shares of the Registrant’s common stock at any time at an exercise price of $0.87 per share.
(6)  Mr. Barrett and his wife, Rondell Barrett, as joint tenants, owners of 177,000 shares of the Registrant’s common stock and 32,697 warrants to purchase shares of the Registrant’s common stock at any time at an exercise price of $0.87 per share. Mr. Barrett is also the Principal Manager of Corporate Management Solutions, LLC, which is the record owner of 736,000 shares of the Registrant’s common stock and 135,960 warrants to purchase shares of the Registrant’s common stock at any time at an exercise price of $0.87 per share, the beneficial ownership of which is attributable to Mr. Barrett and reflected herein.
(7)  Includes 136,514 warrants to purchase shares of the Registrant’s common stock at any time at an exercise price of $0.87 per share.
(8)  Includes 362,806 warrants to purchase shares of the Registrant’s common stock at any time at an exercise price of $0.87 per share.
(9)  Includes 135,960 warrants to purchase shares of the Registrant’s common stock at any time at an exercise price of $0.87 per share.
(10)                    Includes 23,077 warrants to purchase shares of the Registrant’s common stock at any time at an exercise price of $0.87 per share.
(11)                    Includes 92,000 shares issuable upon conversion of the NBYS Note from the second phase of the Bridge Financing, as amended, which is convertible at any time at $1.00 per share, and 890,995 warrants to purchase shares of the Registrant’s common stock at any time.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Prior to the Merger, Scott Thornock, Bruce Capra, Paul Zueger and Wayne Yakes, M.D., served as directors, Mr. Thornock served as Chief Executive Officer, President, Secretary, and Treasurer, and Mr. Capra served as Chief Financial Officer of the Registrant. Just prior to the Merger, the individuals currently serving as the Registrant’s board of directors appointed James W. France, Robert V.R. Ostrander, Kevin Loychik, Brent Peterson and Dean Barrett, each of whom was a director of FIIC, Inc., to the Registrant’s board of directors. Scott Thornock, Bruce Capra, Paul Zueger and Wayne Yakes, M.D., then resigned as officers and directors of the Registrant, contingent and effective upon the closing of the Merger. In addition, concurrent with the closing of the Merger, the Registrant’s board appointed James W. France as its President and Chief Executive Officer, James E. Bowser as Chief Operating Officer and Executive Vice President, Wade Estep, CPA as Chief Financial Officer and Robert V.R. Ostrander as Vice President of Marketing, Sales and Distribution and Secretary.

For complete information regarding the Registrant’s new officers and directors, refer to “Executive Officers, Directors and Key Employees” under Item 5.01 above.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 8, 2005, the Registrant filed a Certificate of Amendment to its Articles of Incorporation with the Colorado Secretary of State to effectuate a 1-for-2.00317 reverse stock split of its common stock prior to the closing of the Merger. A copy is attached hereto as Exhibit 3.1.

On February 28, 2006, the Registrant filed a Certificate of Merger to (i) effectuate a reincorporation from the State of Colorado to the State of Delaware and (ii) a corporate name change to “FIIC Holdings, Inc.” A copy of the FIIC Holdings, Inc. Certificate of Incorporation is attached hereto as Exhibit 3.2.

Section 5.06  Change in Shell Company Status.

Prior to the closing of the Merger, the Registrant was a “shell company” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. Although the Registrant believes that it may still be a “shell company” pursuant to the referenced definition after the consummation of the Merger described in Items 2.01 and 5.01 of this Current Report on Form 8-K, the Registrant has provided disclosure consistent with the requirements set forth in SEC Release No. 33-8587 (July 15, 2005). Reference is made to the disclosure set forth under Items 2.01, 2.02, 3.03, 4.01, 5.01 and 9.01 of this report, which are incorporated herein by reference and provide the information that would be required if the registrant were filing a general form for registration of securities on Form 10-SB.

Item 9.01  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

INDEPENDENT AUDITORS’ REPORT

To The Shareholders FIIC, Inc.
Columbus, Ohio

We have audited the accompanying balance sheet of FIIC, Inc. (a Delaware Corporation) as of December 31, 2005 and the related statements of operations, equity, and cash flows for the period from inception (January 25, 2005) to December 31, 2005. These financial statements are the responsibility of FIIC, Inc.’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financing reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FIIC, Inc as of December 31, 2005, and the results of its operations and its cash flows for the initial period then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Schoonover Boyer +  Associates

Columbus, Ohio
March 1, 2006, except for Note 12,
as to which the date is May 31, 2006

FIIC, INC.

(A Development Stage Company)

BALANCE SHEET

December 31, 2005
(Restated)

CURRENT ASSETS
Cash	$1,714

OTHER ASSETS
Cash held in escrow (Note 5)	258,000
License agreement (Notes 2 and 10)	109,792
Loan fees, net of accumulated amortization of $141,859 (Note 1)	297,607
Deferred stock issuance costs (Note 7)	12,500
Total other assets	677,899
TOTAL ASSETS	$679,613

CURRENT LIABILITIES
Accounts payable	$112,658
Accrued expenses	310,975
Accrued interest	23,007
Bridge loan payable (Note 5)	350,000
Notes payable - convertible (Note 4)	125,994
Notes payable - shareholders (Note 3)	39,000
Related party payable (Note 10)	104,978
Total current liabilities	1,066,612

COMMITMENTS (Note 9)

STOCKHOLDER'S (DEFICIT)
Capital stock (Note 6)	10,843
Additional paid in capital	626,999
Deficit accumulated in the development stage	(1,024,841)
Total stockholder's (deficit)	(386,999)
TOTAL LIABILITIES AND STOCKHOLDER'S (DEFICIT)	$679,613

The accompanying notes are an integral part of the financial statements.

FIIC, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

For the period of January 25, 2005 (Inception) through December 31, 2005
(Restated)

Revenue	$—
General and administrative expenses	981,256
Interest expense	43,585
Total expenses	1,024,841
Loss before income taxes	(1,024,841)
Income taxes (Note 1)	—
Net loss	$(1,024,841)
Shares outstanding	10,843,377
Loss per share	$(0.09)

The accompanying notes are an integral part of the financial statements.

FIIC, INC.

(A Development Stage Company)

STATEMENT OF EQUITY

For the period of January 25, 2005 (Inception) through December 31, 2005
(Restated)

	Common Stock		Additional Paid in Capital	Deficit Accumulated in the Development Stage
	Shares	Amount
Balance at January 25, 2005 (inception)	—	$—	$—	$—
Issuance of share to founder	1	—	1,000	—
Issuance of shares for license agreement	9,792,000	9,792	—	—
Issuance of shares for consulting services	400,000	400	199,600	—
Issuance of shares for debt issuance costs	651,376	651	325,037	—
Value attributed to 460,000 5 year warrants at $0.87 per share issued as additional incentive to lender	—	—	91,084	—
Value attributed to 23,077 5 year warrants at $0.87 per share debt issuance costs	—	—	10,278	—
Net loss	—	—	—	(1,024,841)
Balance at December 31, 2005	10,843,377	$10,843	$626,999	$(1,024,841)

The accompanying notes are an integral part of the financial statements.

FIIC, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

For the period of January 25, 2005 (Inception) through December 31, 2005
(Restated)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,024,841)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Stock based compensation	200,000
Amortization of debt issuance costs	141,859
Amortization of debt discount	17,078
Changes in operating assets and liabilities:
Accounts payable	112,658
Accrued expenses	310,975
Accrued interest	23,007
Total adjustments	805,577
Cash (used in) operating activities	(219,264)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable - shareholders	39,000
Proceeds from notes payable - convertible	200,000
Debt issuance costs on notes payable, convertible	(20,000)
Proceeds from bridge loan, net of amount held in escrow	92,000
Debt issuance costs on bridge loan	(83,500)
Borrowings from related parties	(7,522)
Issuance of common stock	1,000
Cash provided by financing activities	220,978
Net increase in cash	1,714
CASH - beginning of period	—
CASH - end of period	$1,714

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$3,500
Cash paid for taxes	$—

NON CASH INVESTING AND FINANCING ACTIVITIES:
Acquired license agreement from related party (Notes 2 and 10)	$109,792
Deferred stock issuance costs paid by related party (Note 11)	$12,500
Bridge loan proceeds held in escrow (Note 5)	$258,000
Stock based compensation in exchange for consulting services (Note 9)	$200,000
Stock based compensation in exchange for debt issuance costs (Note 9)	$325,688

The accompanying notes are an integral part of the financial statements.

FIIC, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the period of January 25, 2005 (Inception) through December 31, 2005
(Restated)

NOTE 1 - NATURE OF ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FIIC, Inc. ("FIIC" or the "Company") is a Delaware Corporation, which was formed on January 25, 2005. Currently, the Company has limited operations and is a development stage company.

Nature of Business

FIIC is a development stage enterprise. As such, the Company is devoting substantially all of its efforts to establishing a new business. The success of the Company will depend on its ability to raise sufficient capital to bring the business plan to fruition. There can be no guarantee of such success.

The Company plans to introduce an insurance product to entrepreneurial business enterprises designed to insure third-party investors. This insurance product, Investor Protection Policy, will insure against the loss of capital invested in the insured Company. The policies are to be sold to the business enterprise as a form of credit enhancement for the perspective investors.

The founder of FIIC has developed its business model and strategic plan over the course of the last decade. Due to the enormous loss of credibility in the capital markets and the reluctance of equity and debt providers to invest in new and growing companies, the economic events of recent years make the Company solution even more critical for the capital markets.

To conduct its business, FIIC is in process of forming and capitalizing three operating entities:

•	Federated Investors Insurance Company Risk Retention Group (“FIIC RRG”) shall write the Investor Protection polices;
•	Federated Insurance Captive (“FIC”), an agency captive insurance company, shall provide reinsurance coverage to FIIC RRG; and
•	Federated Group Agency (“FGA”), a master group agency, shall provided operation services to FIIC RRG and FIC.

Basis of Accounting

The financial statements of the Company are prepared on the accrual basis of accounting.

FIIC, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

For the period of January 25, 2005 (Inception) through December 31, 2005
(Restated)

NOTE 1 - NATURE OF ORGANIZATION AND SUMMARY SIGNIFICANT ACCOUNTING POLICIES - Continued

Use of Estimates

The preparation of financial statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Debt Issuance Costs

Debt issuance costs are amortized based upon the lives of the respective debt obligations. The gross carrying amount of deferred loan costs at December 31, 2005 was $439,466 and accumulated amortization was $141,859. Amortization of deferred loan costs is included in general and administrative expense and was $141,859 for the period ended December 31, 2005.

Statements of Cash Flows

Cash and cash equivalents are defined as cash and investments that have an original maturity of less than three months.

Income Taxes

The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not. As of December 31, 2005, the deferred tax asset is fully reserved; therefore, the net expense/benefit is $0.

FIIC, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

For the period of January 25, 2005 (Inception) through December 31, 2005
(Restated)

NOTE 2 - LICENSE AGREEMENT

The Company has entered into a license agreement to use software developed by FIIC R&D, LLC (“licensor”), a related party (See Note 10). Additionally, FIIC R&D will host and support the software application and allow FIIC to sublicense to third parties.

As consideration for the license agreement, FIIC issued to the licensor 9,792,000 shares of its common stock (total par value $9,792) and have issued warrants to purchase an additional 1,808,307 share of its common stock at an exercise price of $0.87 per share. Such warrants will expire five years after the date of issuance. Further, the Company has agreed to pay $100,000 in cash. To develop this software, the Licensor has invested significantly more than $100,000.

Additionally, pursuant to the license agreement, FIIC, Inc. shall pay the Licensor 3% of net premiums for Hosting and Support services on a quarterly basis.

This agreement was not the result of an arms-length negotiation.

NOTE 3 - NOTES PAYABLE - SHAREHOLDERS

Shareholder notes payable at December 31, 2005 consisted of the following:

$12,000 payable to a shareholder, principal and interest note of $6,000, payable on December 31, 2005, extended March 31, 2006	$12,000
$15,000 note payable to a shareholder, principal and interest of $7,500, payable on December 31, 2005, extended to March 31, 2006	15,000
$10,000 note payable to a shareholder, principal and interest of $5,000, payable on December 31, 2005, extended to March 31, 2006	10,000
$2,000 note payable to a shareholder, principal and interest of $1,000, payable on December 31, 2005, extended to March 31, 2006	2,000
$39,000

As of December 31, 2005, interest expense of $19,500 has been accrued on the above notes.

FIIC, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

For the period of January 25, 2005 (Inception) through December 31, 2005
(Restated)

NOTE 4 - NOTES PAYABLE - CONVERTIBLE

Convertible notes payable at December 31, 2005 consisted of the following:

$50,000 note payable accruing interest at 10% per annum, payable on October 7, 2006	$50,000
$50,000 note payable accruing interest at 10% per annum, payable on October 7, 2006	50,000
$50,000 note payable accruing interest at 10% per annum, payable on October 31, 2006	50,000
$50,000 note payable accruing interest at 10% per annum, payable on December 6, 2006	50,000
Debt discount – value attributed to 460,000 warrants attached to the notes, net of accumulated amortization of $17,078	(74,006)
$125,994
As of December 31, 2005, interest expense of $3,507 had been accrued on the above notes.

The outstanding principal and accrued interest on the notes stated above are convertible at any time at the option of the holders and shall automatically convert into shares of the Company’s common stock at the close of the Company’s next equity financing, whether in a single transaction or a series of related transactions, yielding gross proceeds to the Company of at least $2,000,000 in the aggregate. The number of shares of common stock to be issued upon such conversions shall be equal to the quotient obtained by dividing (i) the entire principal amount of the Note plus accrued interest by (ii) a $0.50 price per share of the common stock, rounded to the nearest whole share. If automatically converted, the issuance of such shares upon such conversion shall be upon the terms and subject to the conditions applicable with piggyback registration rights to the next equity financing.

Also in consideration for each of the convertible notes payable, 115,000 warrants to purchase stock at $0.87 were issued to each of the holders on the notes payable stated above (See Note 12).

Also, the Company had entered into an agreement with Bridge Finance Partners (“BFP”) to obtain these convertible notes. In consideration for obtaining these notes, the Company paid $20,000 to BFP. This $20,000 payment has been included in debt issuance costs. Also, as further consideration, BFP received 23,077 warrants to purchase common stock at a price of $0.87 (See Note 12).

FIIC, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

For the period of January 25, 2005 (Inception) through December 31, 2005
(Restated)

NOTE 5 - BRIDGE LOAN PAYABLE AND CASH IN ESCROW

On November 29, 2005, the Company engaged in a bridge financing transaction in which it issued a $350,000 senior secured promissory note, exchangeable upon the closing of the Merger (See Note 7) for a senior secured convertible promissory note, convertible into the Combined Group’s common stock at any time at a rate of $1.00 per share, including accrued and unpaid interest, and a warrant to purchase up to 5% of the fully diluted shares of common stock of in the Combined Group. In support of the initial note, FIIC has executed a security agreement in favor of the noteholder, pledging all of its existing and hereafter acquired assets, including its licenses for the FIIC Database Content and Technology (See Note 2), as security for the note. At the time of the exchange of the initial note for the convertible note and warrant from the Combined Group, the Combined Group will provide a similar security agreement and the Company will provide a subsidiary guaranty. At such time, 10 existing Company stockholders, including certain directors, officers and affiliates of the Company, are also obligated to execute pledge agreement guarantying the Combined Group’s obligations under the convertible note with an aggregate 4,761,000 shares of their common stock.

The net proceeds of $258,000 are being held in escrow. These funds are to be disbursed to Nicklebys with the Second Closing. See Note 11.

NOTE 6 - CAPITAL STOCK

The Certificate of Incorporation of FIIC, Inc. authorizes an aggregate total of 75,000,000 shares of capital stock, including 50,000,000 of shares of common stock with a par value of $.001 per share and 25,000,000 shares of preferred stock with a par value of $.001 per share. At December 31, 2005, the Company has 10,843,377 shares of common stock issued and outstanding. No preferred stock has currently been issued.

NOTE 7 - AGREEMENT AND PLAN OF MERGER

On July 19, 2005, the Company entered in to an Agreement and Plan of Merger (the “Agreement”) with Nicklebys.com, Inc., a publicly held Colorado corporation (the “Registrant” or “NBYS”), Nicklebys Acquisition Corp., a privately held Nevada Corporation and wholly owned subsidiary of the Nicklebys.com, Inc. (the “Merger Sub”) and certain principal shareholders of the Merger Sub. Nicklebys.com, Inc. announced and filed a copy of the Agreement as an exhibit on Form 8-K on July 20, 2005.

FIIC, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

For the period of January 25, 2005 (Inception) through December 31, 2005
(Restated)

NOTE 7 - AGREEMENT AND PLAN OF MERGER - Continued

The merger is to be effectuated through the Merger Sub, which will merge with and into FIIC, with FIIC being the surviving corporation. The Registrant will issue shares of its common stock on a one-for-one basis to the stockholders of FIIC in exchange for 100% of the issued and outstanding shares of common stock of FIIC. Additionally, the Registrant will assume options and warrants to purchase shares of its common stock on the same terms and conditions as previously issued by FIIC. Pursuant to the Agreement, the Registrant will assume FIIC’s 2005 Stock Option, Deferred Stock and Restricted Stock Plan as the stock option plan of the Registrant.

The Registrant will also cancel 500,000 shares of its common stock held by certain stockholders in exchange for aggregate cash remuneration of $200,000 and immediately following the closing of the Merger, will distribute any remaining NBYS assets to one of the Registrant’s directors and principal shareholders and the difference between $75,000 and Registrant’s remaining liabilities to another director and principal shareholder, as designated in the Agreement.

Immediately prior to the Merger, the Registrant will effectuate a 1-for-2.00317 reverse stock split of its common stock. Additionally, immediately following the Merger, the Registrant will reincorporate from the State of Nevada to the State of Delaware and will changes its corporate name from Nicklebys.com, Inc. to FIIC Holdings Inc., or such other name as FIIC may select prior to the closing of the Merger.

The Merger will result in a change-in-control of the Registrant to FIIC and its stockholders and the assumption of FIIC’s operation and liabilities. In connection with the change-in-control, the Board of Directors and management of FIIC will become the Board of Directors and management of the Registrant.

Closing of the Merger is contingent on a number of conditions set forth in the Agreement, including approval of the Merger by the shareholders of the Registrant and of certain amendments of its Articles of Incorporation and approval of the Merger by stockholders of FIIC.

On October 31, 2005, Nicklebys.com and FIIC executed an amendment to the Merger Agreement. In the amendment, the parties changed the projected closing date of the merger to within 30 days after receipt of the approval of both the shareholders of NBYS and the stockholders of FIIC. The parties also amended the list of anticipated directors post-merger. The amendment increases the cash consideration to be paid by FIIC to cover NBYS’ liabilities upon closing from $75,000 to $100,000.

FIIC, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

For the period of January 25, 2005 (Inception) through December 31, 2005
(Restated)

NOTE 7 - AGREEMENT AND PLAN OF MERGER - Continued

In the amendment, FIIC also affirms the maximum number of shares of FIIC common stock to be issued and outstanding at the closing of the merger and represents that any issuance of FIIC securities prior to closing will comply with all applicable federal and state securities laws and regulations. Finally, the parties agreed to amend the Termination Date, as defined the Merger Agreement, from October 31, 2005 to 120 days from the date of NBYS’ initial filing of a proxy statement on Schedule 14A, whether that date is before or after the date of approval of the merger by FIIC’s stockholders and NBYS’ stockholders. The Preliminary Proxy Statement Schedule 14A was filed on December 12, 2005. The Definitive Proxy Statement Schedule 14A was filed on January 13, 2006.

Subsequent of the merger, the Company is preparing to launch a Private Placement. Prior to December 31, 2005, the Company had entered into a contract with a securities brokerage firm that will act as an exclusive placement agent in connection with a proposed offering, issuance and sale of up to 5 million shares of the Company’s common stock. The terms of this agreement calls for a non-refundable retainer fee of $12,500, which has been paid and included in deferred stock issuance costs on the balance sheet. In addition to the retainer fee, the contract provides for a transaction fee equal to 10% of the aggregate gross proceeds received by the Company from the sale of securities and the issuance of warrants to purchase common stock of the Company equal to 10% of the securities sold in the Transactions at a per share exercise price equal to the offering price of the securities. The warrants will expire five years from the date of issuance. The Company will also reimburse the placement agent up to $10,000 for out of pocket expenses.

NOTE 8 - STOCK OPTION PLAN

On April 25, 2005, the Company adopted the 2005 Stock Option, Deferred Stock and Restricted Stock Plan (the “Plan”). The total number of shares of Stock reserved and available for issuance under the Plan shall be 1,854,883 shares. Such shares shall consist of authorized but unissued shares.

The stock options granted under the Plan to eligible persons may be two types: Incentive Stock Options and Non-Qualified Stock Options.

FIIC, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

For the period of January 25, 2005 (Inception) through December 31, 2005
(Restated)

NOTE 8 - STOCK OPTION PLAN - Continued

The options price per share of stock purchasable under the incentive stock option shall be determined by the Administrator, in its sole discretion, at the time of grant but shall not be less than 100% of the fair market value of the stock on such date, and shall not, in any event, be less than the par value of the stock. The option price per share of stock purchasable under a non-qualified stock option may be less than 100% of such fair market value, but in no event be less than 85% of such fair market value. If an employee owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company and a stock option is granted to such employee, the option price of such stock option shall be no less than 110% of the fair market value of the stock on the date such stock option is granted.

The term of each stock option shall be fixed by Administrator but no stock option shall be exercisable more then ten years after the date such stock option is granted. Any employee that owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company and an incentive stock option is granted to such employee, the term of such option shall be no more than five years from the date of grant. Stock options issued to non-officer employees shall vest at least 20% per year over a five-year period commencing from the date of grant.

Deferred stock and restricted stock awards granted under the plan entitles recipients to purchase shares of the Company’s common stock subject to restrictions concerning the sale, transfer and other disposition of the shares issued until such shares are vested. The purchase price must be at least 85% of the fair market value of the stock at the time the participant is granted the right to purchase shares under the plan or at the time the purchase is consummated. If a participant owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company then the purchase price must be 100% of the fair market value of the stock either at the time the Participant is granted the right to purchase shares under the plan, or at the time the purchase is consummated. Upon termination of employment for any reason during the restricted period, all shares subject to any restrictions as of the date of such termination shall be forfeited by the participant, and the participant shall only receive the amount, if any paid by the Participant for such Deferred Stock or Restricted Stock, plus simple interest on such amount at the rate of 6% per year.

As of December 31, 2005, no options, deferred stock or restricted stock awards have been granted.

FIIC, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

For the period of January 25, 2005 (Inception) through December 31, 2005
(Restated)

NOTE 9 - COMMITTMENTS

Financial Advisory and Consulting Agreement

In the fall of 2004, the FIIC founder selected Peyton, Chandler & Sullivan (“PCS”) as a consultant to assist FIIC in identifying a suitable candidate for a reverse merger. Upon finding a suitable candidate, the Company will issue an aggregate of 625,000 shares to PCS as consideration for their contract. This consideration will be due only if (i) the Company consummates a merger with a party identified by PCS, (ii) the Company consummates the merger only with shares of its common stock, (iii) the Company pays no cash consideration, and (iv) the shareholders of the Company own at least 90% of the capital stock outstanding immediately after the merger.

Independent Consulting Agreements

The Company has also entered into a consulting contract with Corporate Growth Professionals of Dana Point, California ("CGP") to provide services related to management, marketing, strategic planning, corporate organization and structure, business prospects, financial matters in connection with the operation of the business of the Company, strategic partnerships and related operational and growth initiatives. CGP further agreed to introduce the Company to financing sources capable of providing $1 million in financing.

The terms of the agreement state that the consultant shall receive a monthly fee of $5,000 for twelve months to begin once the Company received $1 million in financing commitments. In addition to the cash compensation, the Company agreed to issue 2% of the outstanding shares of the Company to the consultant. The shares shall be issued within five days after it receives the demand from the CGP. During the period ended December 31, 2005, the Company has issued 400,000 shares to CGP. These shares were deemed to have a value of $0.50 per share. Thus, $200,000 has been included in consulting expense with the issuance of the shares. The contract also states the Company shall pay all incidental costs and expenses associated with the services provided by the consultant. The term of the contract is for a period of two years.

FIIC, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

For the period of January 25, 2005 (Inception) through December 31, 2005
(Restated)

NOTE 9 - COMMITMENTS - Continued

Advisory Agreement & Bridge Financing

On August 30, 2005, FIIC and Nicklebys.com entered into an advisory agreement with Bridgewater Capital Corporation (“BCC”). BCC will assist the Company in analyzing and consulting on reverse mergers, negotiate equity capital, debt financing and bridge loans. BCC will also assist in business development and, licensing and/or royalty opportunities, locating merger candidates, acquisition candidates, divestiture opportunities, valuation metrics, spin-off opportunities, strategic alliances or partnerships and any other opportunities to enhance shareholder value. For the services described above the Company shall compensate BCC as follows for:

I.
Finders fee on any mergers or acquisitions of the Company through any source introduced by or through BCC calculated using the Lehman Formula. This fee is payable in common stock of the Company on the merger date.

II.
Consulting fees of $5,000 a month. Once gross proceeds of $1,000,000 have been raised, from a source introduced by or through BCC, the consulting fee will be increased to $10,000 per month thereafter. As of December 31, 2005, the Company has paid $5,000 to BCC and accrued additional fees of $15,000.

III.	Upon funding of a minimum of $350,000 in gross proceeds BCC will be issued 4.9% of the fully diluted shares of the Company. The shares will have immediate piggyback registration rights.

IV.	Company will reimburse the BCC for any and all reasonable normal business expenses incurred with performance of above services up to a sum of $500 a month.

V.	For any financings provided, the Company will also pay BCC the following:

a)
Equity financing - a cash placement fee equal to 10% of the gross proceeds involved in the financing as well as a 2% non-accountable fee. At the closing of the financing or at the time of conversion, if any, in addition to any placement fee, the Company shall issue to BCC warrants for shares of common stock equal to 10% of the common stock placed. The warrants will be five year, non-callable, assignable warrants with immediate piggy-back registration rights with an exercise price per share equal to the price per share paid by the investor in the equity financing. The warrants shall also contain a cashless exercise provision.

FIIC, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

For the period of January 25, 2005 (Inception) through December 31, 2005
(Restated)

NOTE 9 - COMMITMENTS - Continued

b)	Debt financing - a cash placement fee equal to 3% of the gross facility involved in the debt financing.

In connection with the Bridge Financing described in Note 5, the Company has paid $42,000 to BCC as outlined above for the 10% cash placement fee and 2% non-accountable fee. Also in connection with the Bridge Financing, the Company has issued 651,376 shares to BCC as outlined above with the funding of a minimum of $350,000. These shares were deemed to have a value of $0.50 per share. Thus, the $42,000 and $325,688 have been included in debt issuance costs and are being amortized over the life of the Bridge Loan.

NOTE 10 - RELATED PARTY TRANSACTIONS

As of December 31, 2005, the Company has received unsecured, non-interest bearing advances from related parties totaling $47,500 to pay for costs associated with obtaining additional financing. As of December 31, 2005, $4,978 remains unpaid. Additionally, the Company owes $100,000 for the license agreement as described in Note 2.

For the period ended December 31, 2005, the Company has expensed $275,000 for consulting expenses that are payable to several directors, officers and individuals who are intended to serve as key personnel. As of December 31, 2005, $228,000 remains unpaid and included in Accrued expenses on the accompanying balance sheet.

The Company has entered into a sublease agreement with a related party for office space and overhead expenses at $5,000 a month. The sublease was effective February 1, 2005. The Company has reimbursed the related party $12,000 for the use of the office space during the period ended December 31, 2005. As of December 31, 2005, $43,000 remains unpaid and included in Accrued expenses on the accompanying balance sheet.

FIIC, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

For the period of January 25, 2005 (Inception) through December 31, 2005
(Restated)

NOTE 11 - SUBSEQUENT EVENTS

On January 17, 2006, the Company obtained a $300,000 unsecured convertible promissory note accruing interest at 8% and due December 8, 2006. The entire amount of outstanding principal and accrued interest shall be convertible at any time at the option of the holder and shall automatically convert into shares of the Company’s common stock at the close of the Company’s next equity financing, whether in a single transaction or a series of related transactions, yielding gross proceeds to the Company of at least $2,000,000 in the aggregate. The number of shares of common stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the entire principal amount of this Note plus accrued interest by (ii) a $0.65 price per share of the common stock, rounded to the nearest whole share. If automatically converted, the issuance of such shares upon such conversion shall be upon the terms and subject to the conditions applicable with piggyback registration rights to the next equity financing. Also, in consideration for services performed in connection with the funding of this note payable, Bridge Finance Partners has received 800,000 shares of common stock.

On February 7, 2006, the shareholders of Nicklebys and the shareholders of FIIC approved the merger agreement (See Note 7) during their respective special shareholder meetings. The merger was closed and effective on February 28, 2006.

On February 23, 2006, the Company obtained two $100,000 unsecured convertible promissory notes accruing interest at 8% and due February 24, 2007. The entire amount of outstanding principal and accrued interest shall be convertible at any time at the option of the holders and shall automatically convert into shares of the Company’s common stock at the close of the Company’s next equity financing, whether in a single transaction or a series of related transactions, yielding gross proceeds to the Company of at least $2,000,000 in the aggregate. The number of shares of common stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the entire principal amount of this Note plus accrued interest by (ii) a $0.25 price per share of the common stock, rounded to the nearest whole share. If automatically converted, the issuance of such shares upon such conversion shall be upon the terms and subject to the conditions applicable with piggyback registration rights to the next equity financing. In consideration for the promissory notes, the holders of the notes will each receive 100,000 shares of common stock. Also, in consideration for services performed in connection with the funding of these notes payable, Bridge Finance Partners will receive a 10% fee ($20,000).

FIIC, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

For the period of January 25, 2005 (Inception) through December 31, 2005
(Restated)

NOTE 11 - SUBSEQUENT EVENTS - continued

On February 26, 2006, the Company entered into a contract with Accelerate-Financial, Inc. (“AFI”), to provide merger and acquisition advisory services and corporate consulting services. 825,000 shares of stock shall be issued to AFI in conjunction with their assistance with completing the Nicklebys merger. The cost basis of the issuance shall be consistent with the valuation of FIIC at the time the agreement was executed.

On February 28, 2006, the Bridge Loan (See Note 5) was extended to May 29, 2006. With the extension, the $258,000 held in escrow was returned to the Buyer, leaving $92,000 outstanding. In addition, all of the Pledgors were released from their respective Pledge Agreements except for James France, CEO of FIIC, Inc. The Company also will pay $7,019 as payment in full of the interest owed to the Buyer on the $350,000 Bridge Loan and $3,500 for legal expenses incurred by the Buyer.

NOTE 12 - CERTAIN COMMON STOCK WARRANTS - RESTATEMENT

Subsequent to the original issuance of the December 31, 2005 financial statements, management determined that the accounting for warrants issued in connection with certain convertible debt issuances (see Note 4) was incorrect, in that a portion of the proceeds of the debt should have been allocated to the fair value of the warrants issued to the lenders and BFP.

Therefore, management has restated the carrying value of the notes by recording a discount equal to the fair value of the warrants issued to the lenders at the closing date and recognizing additional paid in capital. The discount will be amortized into interest expense over the one-year term of the notes. Further, management has recognized loan fees and additional paid in capital equal to the fair value of the warrants issued to BFP. The fees will be amortized over the one-year term of the related loans.

The warrants were valued using the Black-Scholes option valuation model with a resulting allocation of the aggregate proceeds from the notes attributable to the warrants of $91,084 and loan fees of $10,278. The following assumptions were utilized to value the warrants; current fair value of common stock of $.50; exercise price per share of $.87; expected life of 5 years; expected volatility of 150%; a risk free rate of return of 4.5%; and an expected yield of 0.0%.

As of December 31, 2005, $17,078 of the debt discount has been amortized and is included in interest expense and $1,713 of loan fees have been amortized and included in amortization expense.

SUMMARY FINANCIAL INFORMATION

The following gives a summary of the most recent balance sheet data of FIIC, Inc. as of December 31, 2005 and the statements of operations data of FIIC, Inc. for the period from inception (January 24, 2005) through December 31, 2005.

Balance as of December 31, 2005
Current Assets	$1,714
Other Assets	677,899
Total Assets	$679,613

Current Liabilities	1,066,612
Stockholders’ (Deficit)	(386,999)
Total Liabilities And Stockholder's (Deficit)	$679,613

From Inception Through December 31, 2005
Revenue	$-
Total expenses	1,024,841
Income taxes	-
Net loss	$(1,024,841)

Shares outstanding	10,843,377
Loss per share	$(0.09)

This information is only a summary. You should also read the historical financial statements, management’s discussion and analysis and related notes for FIIC, Inc. contained elsewhere in this document.

The Registrant is providing financial and other information for informational purposes only. It does not necessarily represent or indicate what the financial position and results of operations of the Registrant will be now that the Merger is concluded.

(b) Pro Forma Financial Statements.

PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements give effect to the Merger as if it had occurred at an earlier date. The unaudited pro forma condensed combined balance sheet as of December 31, 2005 gives effect to the Merger as if it occurred on December 31, 2005 and combines the historical balance sheets of FIIC and Nicklebys at December 31, 2005. The FIIC balance sheet information was derived from its audited December 31, 2005 balance sheet included herein, as restated. The Nicklebys balance sheet information was derived from its unaudited December 31, 2005 balance sheet. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2005 is presented as if the transaction was consummated on April 1, 2005 and combines the historical results of FIIC and Nicklebys for the nine months ended December 31, 2005. The historical results of FIIC were derived from its audited December 31, 2005 statement of operations included herein, as restated. The historical results of Nicklebys were derived from its unaudited December 31, 2005 statement of operations.

The unaudited pro forma condensed combined financial statements have been prepared by FIIC’s and Nicklebys’ management for illustrative purposes only and are not necessarily indicative of the condensed financial position or results of operations in future periods or the results that actually would have been realized had FIIC and Nicklebys been a combined company during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of FIIC from inception (January 24, 2005) through December 31, 2005 included herein, as restated, and the historical financial statements of Nicklebys for the three, six and nine months ended and as of September 30, 2005, incorporated by reference herein.

Because the former FIIC, Inc. stockholders now own approximately 93.6% of the shares of the Registrant’s common stock, former FIIC, Inc. stockholders have control over the Registrant, FIIC, Inc.’s designees are serving as the Registrant’s directors and the former FIIC, Inc. management team is managing the Registrant. As a result, FIIC, Inc. is deemed to have been the acquiring company for accounting purposes. Accordingly, the purchase price has been allocated among the fair values of the assets and liabilities of Nicklebys, while the historical results of FIIC, Inc. are reflected in the results of the combined post-Merger company. The transaction shall be accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.” Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets acquired and liabilities assumed in connection with the Merger, based on their estimated fair values as of the completion of the Merger, taking into account the intended issuance of Nicklebys’ remaining assets and the settlement of its outstanding liabilities upon consummation of the Merger. A final determination of any estimated fair values, which cannot be made prior to the completion of the Merger, will be based on the actual net tangible and intangible assets of Nicklebys that exist as of the date of completion of the Merger.

The selected unaudited pro forma condensed combined financial statements are based on estimates and assumptions that are preliminary. The data is presented for informational purposes only and is not intended to represent or be indicative of the results of operations or financial condition of the Registrant that would have been reported had the proposed transaction been completed as of the dates presented, and should not be taken as representative of future results of operations or financial condition of the combined group. Please also read the section in this Current Report entitled “Cautionary Note Regarding Forward Looking Statements” under Item 2.01 for more information on the statements made in this section.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
December 31, 2005

	31-Dec-2005	31-Dec- 2005	Adjustments				Combined
	FIIC	Nicklebys.com	Dr		Cr		as adjusted
ASSETS
Current assets:
Cash	$1,714	$406	300,000	b	$(406)	a	$181,714
			200,000	c	(300,000)	a
					(20,000)	c
Prepaid interest	-	-	-		-		-
Total current assets	1,714	406	500,000		(320,406)		181,714

Loan Fees	297,607	-	400,000	b	-		833,196
			100,000	c
			20,000	c
			15,589	f
Cash held in escrow	258,000	-	-		(258,000)	d	-
License agreement	109,792	-	-		-		109,792
Deferred stock issuance costs	12,500	-	-		-		12,500

Total assets	$679,613	$406	$1,035,589		$(578,406)		$1,137,202

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$(446,640)	$(49,981)	$49,981	a	$(10,519)	d	$(457,159)
Note payable - convertible	(125,994)	-	180,000	c	(300,000)	b	(445,994)
					(200,000)	c
Bridge loan payable	(350,000)	-	258,000	d	(101,056)	g	(55,964)
			137,092	g
Notes payable - shareholders	(39,000)	(13,083)	406	a	-		(39,000)
			12,677	a
Related party payable	(104,978)	-	-		-		(104,978)

Total liabilities	(1,066,612)	(63,064)	638,156		(611,575)		(1,103,095)

Stockholders deficit:
Capital stock	(10,843)	(291)	291	a	(1,199)	a	(13,867)
					(800)	b
					(200)	c
					(825)	e
Additional paid in capital	(626,999)	(5,282,719)	5,282,719	a	(399,200)	b	(1,870,355)
					(99,800)	c
					(180,000)	c
					(411,675)	e
					(15,589)	f
					(137,092)	g
Deficit accumulated in development stage	1,024,841		301,199	a	-		1,850,115
			10,519	d
			412,500	e
			101,056	g
Retained earnings	-	5,345,668	-		(5,345,668)	a	-

Total stockholders deficit	386,999	62,658	6,108,284		(6,592,048)		(34,107)

Total liabilities and stockholders deficit	$(679,613)	$(406)	$6,746,440		$(7,203,623)		$(1,137,202)

Footnotes to the Unaudited Pro Forma Condensed Combined Balance Sheet as for December 31, 2005. The Unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the transaction occurred on December 31, 2005.

a
In connection with the merger, FIIC will use the purchase method of accounting. Total cash consideration will be $300,000 ($200,000 paid to certain shareholders to cancel 500,000 shares and approximately $87,000 for the satisfaction of Nicklebys’ remaining pre-Merger liabilities, and shall cover up to an additional $13,000 of Nicklebys’ closing costs post-Merger. In addition, common stock retained at a par value of $1,199 ). In accordance with SOP 98-5, the Company will expense $301,199 as acquisition costs.

b
One $300,000 convertible note issued in January 2006 accruing interest at 8% per annum due in full December 2006. The note is convertible at any time at the option of the holder and shall automatically convert into shares of common stock at the close of the next equity financing, whether in a single transaction or a series of related transactions, yielding gross proceeds of at least $2,000,000 in the aggregate. The number of shares of common stock to be issued upon such a conversion shall be equal to the quotient obtained dividing (i) the entire principal amount of the note plus accrued interest by (ii) a $0.65 price per share of the common stock, rounded to the nearest whole share. Also, in consideration for services performed in connection with the funding of this note payable, Bridge Finance Partners has received 800,000 shares of common stock. The 800,000 shares are deemed to have a value of $0.50 a share and will be amortized over the life of the note.

c
Two $100,000 convertible notes issued in February 2006 accruing interest at 8% per annum due in full February 2007. The notes are convertible at any time at the option of the holders and shall automatically convert into shares of common stock at the close of the next equity financing, whether in a single transaction or a series of related transactions, yielding gross proceeds of at least $2,000,000 in the aggregate. The number of shares of common stock to be issued upon such a conversion shall be equal to the quotient obtained dividing (i) the entire principal amount of the note plus accrued interest by (ii) a $0.25 price per share of the common stock, rounded to the nearest whole share. Per EITF 98-5, the embedded beneficail conversion feature (BCF) present in convertible securities should be valued separately at issuance. The intristic value of the BCF for these two notes totaled $180,000 and is calculated as the difference between the conversion price and the fair value. This BCF is recorded as a debt discount that is amortized over the life of the note and shown as a reduction of the convertible note and as an increase in additional paid in capital.

Also, 100,000 shares of common stock will be issued to each of the holders for consideration of the note. The shares to be issued are deemed to have a value of $0.50 a share. The value of these shares will be recorded to loan fees and amortized over the life of the notes. Also, in consideration for services performed in connection with the funding of these notes, Bridge Finance Partners will receive a 10% finders fee ($20,000) which will be recorded as a loan fee and amortized over the life of the note.

d
The Bridge loan note dated November 26, 2005, was amended on February 28, 2006. With the amendment, the $258,000 that was held in escrow was released to the Buyer of the note, leaving $92,000 outstanding. The note was also extended to May 29, 2006. With the extension and payment, all pledgors except for James France,(FIIC CEO) were released from their respective pledge agreements. And finally, the Company shall pay to the Buyer $7,019 representing outstanding interest on the original note dated November 29, 2005 and pay an additional $3,500 for legal expenses incurred by the Buyer.

e	Stock compensation due to parties involved in merger:

Accelerate-Financial, Inc.	825,000

Total shares to be issued	825,000
Assumed stock price	$0.50

Fair market value of services	$412,500
Less: par value (.001 per share)	$(825)

Additional paid in capital	$411,675

f
$15,589 value assigned to 35,000 5 year warrants issued in connection to Notes described in Footnote C; Valued using the Black-Scholes option valuation modelusing the following assumptions; current fair value of common stock of $0.50; exercise price of per of $0.87; expected life of 5 years; expected volatility of 150%; a risk free rate of return of 4.5%; and an expected yield of 0.0%.

g
$137,092 value assigned to 890,995 5 year warrants issued as additional incentive to Lender in connection with Note described in Footnote d; Valued using theBlack-Scholes option valuation model using the following assumptions; current fair value of common stock of $0.50; exercise price of per of $1.04; expected life of 5 years; expected volatility of 150%; a risk free rate of return of 4.5%; and an expected yield of 0.0%. And with the repayment of the Bridge loan as described in Footnote 6, the respective portion $101,056 will be amortized immediately as interest expense.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the nine months ended December 31, 2005

				Adjustments				Combined
	FIIC	Nicklebys.com		Dr		Cr		as adjusted

Revenues	$-	$100		$-		$-		$100
Cost of sales	-	18,570		-		-		18,570
Gross profit	-	(18,470)		-		-		(18,470)

General and administrative expense	803,670	42,156		412,500	b	-		1,258,326
Depreciation and amortization	141,859	152		-		-		142,011
Loss on disposal	-	605		-		-		605
Total operating expenses	945,529	42,913		412,500		-		1,400,942

Operating loss	(945,529)	(61,383)		(412,500)		-		(1,419,412)

Non operating income	-	503		-		-		503
Acquisition costs				301,199	e			(301,199)
Interest expense	(43,585)	-		101,056	f	-		(144,641)

Net loss before income taxes	(989,114)	(60,880)		(814,755)		-		(1,864,749)

Income tax expense	-	-		-		-		-

Net loss	$(989,114)	$(60,880)		$(814,755)		$-		$(1,864,749)

Basic loss per share	$(0.09)							$(0.13)
Diluted loss per share	$(0.09)							$(0.13)

Basic - shares used in per share computations	10,843,377	1,198,606	a			825,000	b	13,866,983
						800,000	c
						200,000	d
Diluted - shares used in per share computations	10,843,377	1,198,606	a			825,000	b	13,866,983
						800,000	c
						200,000	d

Footnotes to the Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended December 31, 2005. The Unaudited Pro Forma Condensed Combined Statement of Operations is presented as if the transaction occurred on April 1, 2005.

a	In accordance with the Merger agreement dated July 19, 2005, Nicklebys.com will effectuate a 1 for 2.00317 reverse stock spilt of its common stock immediately prior to the merger and after the cancellation of 500,000 shares held by certain shareholders. After the cancellation of shares and reverse stock split, 1,198,606 shares of Nicklebys.com Common Stock will be outstanding.

b	The Company will be issuing 825,000 shares to Accelerate-Financial, Inc. for services performed in connection with the merger. These shares are deemed to have a value of $0.50 a share.

c	The Company will be issuing 800,000 shares to Bridge Financing Partners in connection with services performed in the funding of the a $300,000 convertible note payable funded in January, 2006.

d	The Company will be issuing 200,000 shares to holders of the notes (100,000 each) in connection funding of the two $100,000 convertible notes payable issued in February 2006.

e	In connection with the merger, FIIC will use the purchase method of accounting. Total consideration will be $301,199 ($200,000 paid to certain shareholders to cancel 500,000 shares and approximately $87,000 for the satisfaction of Nicklebys’ remaining pre-Merger liabilities, and shall cover up to an additional $13,000 of Nicklebys’ closing costs post-Merger. In addition, common stock retained at a par value of $1,199). In accordance with SOP 98-5, the Company will expense $301,199 as acquisition costs.

f
$101,056 of the debt discount to be recognized as interest expense when $258,000 of the bridge loan is repaid with the closing of the merger. The debt discount is accounted for in accordance with APB #14 and the fair value attributed with the warrants was recorded as the debt discount and additional paid in capital.

The following securities were not included in the computation of pro forma numbers of shares because to do so would have been anti-dilutive for the period presented:

Warrants to purchase FIIC stock	3,217,379
Convertible debt	1,753,538

Total securities not included in pro forma number of shares	4,970,917

(c) Exhibits:

23.1	Consent of Schoonover Boyer + Associates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIIC HOLDINGS, INC.

Dated: June 6, 2006	/s/ James W. France
By: James W. France
Its: President and Chief Executive Officer

Dated: June 6, 2006	/s/ Wade Estep
By: Wade Estep, CPA
Its: Chief Financial Officer

EXHIBIT INDEX

23.1	Consent of Schoonover Boyer + Associates